Filed Pursuant to Rule 424(b)(2)
Registration No. 333-131159
CALCULATION OF REGISTRATION FEE

Title of Each Class of	Amount to be	Maximum Aggregate	Amount of
Securities to be Registered	Registered	Offering Price	Registration Fee (1)
6.10% Junior Subordinated Notes Due March 15, 2067	$250,000,000	98.120%	$7,675

(1)	The filing fee is calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended.

PROSPECTUS SUPPLEMENT
(To Prospectus Dated January 19, 2006)

U.S. $250,000,000

CIT Group Inc.

6.10% Junior Subordinated Notes due March 15, 2067

This is an offering by CIT Group Inc. of $250,000,000 of its 6.10% Junior Subordinated Notes due March 15, 2067. Interest on the notes will accrue from and including January 31, 2007 (the “original issue date”) up to, but not including, March 15, 2017 or earlier redemption date at a fixed rate equal to 6.10% per year, and will be payable semi-annually in arrears on March 15 and September 15 of each year, commencing on September 15, 2007, subject to our right to defer interest payments for up to ten years and other conditions described in this prospectus supplement under “Description of the Notes.” From and including March 15, 2017 until the maturity date or earlier redemption date, interest on the notes will be payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, commencing on June 15, 2017, at an annual rate equal to three-month LIBOR (as defined herein) plus a margin equal to 1.815% (181.5 basis points), subject to our right to defer interest payments for up to ten years and other conditions described in this prospectus supplement under “Description of the Notes.” The notes offered hereby constitute a further issuance of, and will form a single series with, our outstanding 6.10% Junior Subordinated Notes due March 15, 2067 issued on January 31, 2007 in the aggregate principal amount of $500,000,000. The notes offered hereby will have the same CUSIP number and will trade interchangeably with the previously issued notes immediately upon settlement. Upon completion of this offering, $750,000,000 aggregate principal amount of 6.10% Junior Subordinated Notes due March 15, 2067 will be outstanding.

At our option, we may redeem the notes in whole or in part, on or after March 15, 2017, for cash in an amount equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest (including any compounded interest) on such notes to the redemption date, which amount we refer to as the “par redemption amount.”

Prior to March 15, 2017, we may redeem the notes, at our option, upon the occurrence of a “Tax Event” or a “Rating Agency Event,” each as defined in this prospectus supplement, in whole but not in part, for cash in an amount equal to a specified make- whole redemption amount. We may also redeem the notes, at our option, prior to March 15, 2017, in whole or in part, for cash in an amount equal to a specified make-whole redemption amount. See “Description of the Notes—Redemption.”

The notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000, will be our junior subordinated unsecured obligations and will rank junior to our existing senior and subordinated indebtedness, as defined in the accompanying prospectus, and any other senior and subordinated indebtedness that we or any of our subsidiaries incur in the future, except for any indebtedness that explicitly ranks on parity with the notes.

As further described in this prospectus supplement, if we have failed to satisfy certain financial tests, which failure we refer to as a trigger event, we will be required, unless a market disruption event, or MDE, has occurred and is continuing, to make commercially reasonable efforts to sell certain of our equity securities and to pay interest on the notes only from the net proceeds of those sales and other sales of those equity securities during the 180 days prior to the next interest payment date, and to the extent such proceeds are insufficient to pay such interest in full, we will be required to mandatorily defer any remaining accrued and unpaid interest. An Event of Default will occur if non-payment of interest, due to an optional or mandatory deferral, or any combination thereof, continues for more than ten consecutive years without all accrued and unpaid interest (including any compounded interest) having been paid in full. In certain events of our bankruptcy, insolvency or receivership prior to the maturity or redemption of any of the notes, whether voluntary or not, a holder of the notes will have no claim for, and thus no right to receive, mandatorily deferred and unpaid interest (including compounded interest thereon) that has not been settled through the application of the alternative payment mechanism (as described herein) to the extent the amount of such interest exceeds two years of accrued and unpaid mandatorily deferred interest. The notes will not be subject to redemption at the option of the holder or to any sinking fund payments. We do not plan to apply to list the notes on any securities exchange or to include them in any automated quotation system.

Investing in the notes involves risks. See “Risk Factors” beginning on page S-11 of this prospectus supplement.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Note	Total
Initial offering price (1)	98.120%	$245,300,000
Underwriting discount	1.000%	$2,500,000
Proceeds, before expenses, to CIT Group Inc.	97.120%	$242,800,000

(1)

Plus accrued and unpaid interest from and including January 31, 2007 to but excluding the delivery date, in the aggregate amount of $1,948,611.11. Purchasers of the notes will be entitled to receive the full amount of the next semi-annual regular interest payment on September 15, 2007.

The underwriters expect to deliver the notes in book-entry form only through the facilities of The Depository Trust Company, Clearstream or Euroclear, as the case may be, on or about March 16, 2007.

Joint Book-Running Managers

JPMorgan	Lehman Brothers	UBS Investment Bank

Joint Lead Managers

Bear, Stearns & Co. Inc.	Blaylock & Company, Inc.

The date of this prospectus supplement is March 13, 2007.

i

ABOUT THIS PROSPECTUS SUPPLEMENT

     This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the notes that we are offering and other matters relating to us and our financial condition. The second part is the attached base prospectus, which gives more general information about securities we may offer from time to time, some of which does not apply to the notes we are offering. The description of the terms of the notes contained in this prospectus supplement supplements the description in the attached prospectus under “Description of Debt Securities,” and to the extent it is inconsistent with that description, the information in this prospectus supplement replaces the information in the attached prospectus. Generally, when we refer to the prospectus, we are referring to both parts of this document combined. If information in the prospectus supplement differs from information in the attached base prospectus, you should rely on the information in this prospectus supplement.

     Except as the context otherwise requires, or as otherwise specified or used in this prospectus supplement or the accompanying prospectus, the terms “we,” “our,” “us,” “the company,” “CIT,” “CIT Group” and “CIT Group Inc.” refer to CIT Group Inc. only and not any of its subsidiaries. References in this prospectus supplement to “U.S. dollars,” “U.S. $” or “$” are to the currency of the United States of America.

     You should rely only on the information contained or incorporated by reference in this prospectus supplement, the prospectus or to documents which we otherwise refer you to. We and the underwriters have not authorized anyone else to provide you with different or additional information. We are not making an offer of these notes in any jurisdiction where the offer is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement or in the prospectus is accurate as of any date other than the date on the front of that document.

     The distribution of this prospectus supplement and the attached prospectus and the offering of the notes in certain jurisdictions may be restricted by law. Persons who come into possession of this prospectus supplement and the attached prospectus should inform themselves about and observe any such restrictions. This prospectus supplement and the attached prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

     You should not consider any information in this prospectus supplement or the prospectus to be investment, legal or tax advice. You should consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding the purchase of the notes. We are not making any representation to you regarding the legality of an investment in the notes by you under applicable investment or similar laws.

     You should read and consider all information contained or incorporated by reference in this prospectus supplement and the prospectus before making your investment decision.

ii

SUMMARY

     The following summary highlights selected information contained elsewhere in this prospectus supplement and in the documents incorporated by reference in this prospectus supplement and does not contain all the information you will need in making your investment decision. You should read carefully this entire prospectus supplement, the attached prospectus and the documents incorporated by reference in this prospectus supplement.

CIT Group Inc.

     CIT Group Inc., a Delaware corporation, is a leading global commercial and consumer finance company with a focus on middle-market companies. Founded in 1908, we provide financing and leasing capital for consumers and companies in a wide variety of industries. We offer vendor, equipment and commercial finance products, factoring, home lending, small business lending, student lending, structured financing products, and commercial real estate financing, as well as mergers and acquisitions and management advisory services.

     We have broad access to customers and markets through our diverse businesses. Each business has industry alignment and focuses on specific sectors, products, and markets, with portfolios diversified by client and geography. The majority of our businesses focus on commercial clients ranging from small to larger companies with particular emphasis on the middle-market. We serve a wide variety of industries, including manufacturing, transportation, retailing, wholesaling, construction, healthcare, communications, media and entertainment and various service-related industries. We also provide financing to consumers in the home and student loan markets.

     Our commercial products include direct loans and leases, operating leases, leveraged and single investor leases, secured revolving lines of credit and term loans, credit and interest rate protection, accounts receivable collection, import and export financing, debtor-in-possession and turnaround financing, acquisition and expansion financing and U.S. government-backed small business loans. Consumer products are primarily first mortgage loans and government-backed student loans. Our commercial and consumer offerings include both fixed and floating-interest rate products.

     We also offer a wide variety of services to our commercial and consumer clients, including capital markets structuring and syndication, finance-based insurance, and advisory services in asset finance, balance sheet restructuring, merger and acquisition and commercial real estate analysis.

     We generate transactions through direct calling efforts with borrowers, lessees, equipment end-users, vendors, manufacturers and distributors, and through referral sources and other intermediaries. In addition, our business units work together both in referring transactions among units (i.e. cross-selling) and by combining various products and structures to meet our customers’ overall financing needs. We also buy and sell participations in and syndications of finance receivables and lines of credit. From time to time, in the normal course of business, we purchase finance receivables on a wholesale basis (commonly called bulk portfolio purchases).

     We generate revenue by earning interest income on the loans we hold on our balance sheet, collecting rentals on the equipment we lease and generating fee and other income from our service-based operations. We also sell certain finance receivables and equipment to reduce our concentration risk, manage our balance sheet or improve profitability.

     We fund our businesses in the capital markets. The primary funding sources are term debt (U.S., European, and other), commercial paper (U.S., Canada and Australia), and asset-backed securities (U.S. and Canada).

____________________________

     Our principal executive offices are located at 505 Fifth Avenue, New York, New York 10017. Our telephone number is (212) 771-0505.

The Offering

Issuer Securities

CIT Group Inc.

6.10% Junior Subordinated Notes due March 15, 2067 (the “notes”). The notes offered by this prospectus supplement constitute a further issuance of, and will form a single series with, our outstanding 6.10% Junior Subordinated Notes due March 15, 2067 issued on January 31, 2007 in an aggregate principal amount of $500,000,000. The notes offered hereby will have the same CUSIP number and will trade interchangeably with the previously issued notes immediately upon settlement. Upon completion of this offering, $750,000,000 aggregate principal amount of 6.10% Junior Subordinated Notes due March 15, 2067 will be outstanding.

Aggregate Principal Amount Maturity Date

$250,000,000

The notes will mature on March 15, 2067, provided that if such day is not a Business Day, the payment of principal and accrued interest, if any, may be made on the next succeeding Business Day, as if it were made on the date such payment was due, and no interest will accrue as a result of such delayed payment.

Interest

Subject to certain requirements during any optional deferral period or following a trigger event, as described below, interest on the notes will accrue:

• from and including January 31, 2007 (the “original issue date”) up to, but not including, March 15, 2017 or earlier redemption date at a fixed rate equal to 6.10% per year, payable semi-annually in arrears on March 15 and September 15 of each year, commencing on September 15, 2007; provided, however, if such interest payment date is not a Business Day, the payment of interest may be made on the next succeeding Business Day, as if it were made on the date such payment was due, and no interest will accrue as a result of such delayed payment; and

• from and including March 15, 2017 up to, but not including, the maturity date or earlier redemption date, interest on the notes will accrue at an annual rate equal to three-month LIBOR (as defined herein) plus a margin equal to 1.815% (181.5 basis points), payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, commencing on June 15, 2017; provided, however, that if any such day (other than the maturity date or a redemption date) is not a Business Day, then the interest payment date will be postponed to the following day that is a Business Day, except that if such Business Day falls in the next succeeding calendar month, such interest payment date will be the immediately preceding Business Day.

Use of Proceeds

We anticipate that we will use the net proceeds from this offering to fund the redemption of the outstanding 7.70% Preferred Capital Securities of CIT Capital Trust I (by way of redemption of our 7.70% Junior Subordinated Debentures due 2027 held by this trust). To the extent not so used, the net proceeds from this offering will be used for general corporate purposes.

Indenture

We will issue the notes pursuant to the subordinated indenture dated as of January 20, 2006 between CIT Group Inc. and The Bank of New York (as successor to JPMorgan Chase Bank, N.A.), as trustee, as amended and supplemented by a supplemental indenture dated as of January 31, 2007. In this prospectus supplement, we refer to the indenture, as supplemented by the supplemental indenture, as the “indenture.”

Redemption

At our option, we may redeem the notes in whole or in part, on or after March 15, 2017, for cash in an amount equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest, including any compounded interest, on such notes to the redemption date, which amount we refer to as the “par redemption amount.” We may also redeem the notes at our option, prior to March 15, 2017, in whole or in part, for cash in an amount equal to a specified make-whole redemption amount. See “Description of the Notes—Redemption.”

Tax Event or Rating Agency Event

Prior to March 15, 2017, we may redeem the notes at our option, upon the occurrence of a “Tax Event” or a “Rating Agency Event,” each as defined in this prospectus supplement, in whole but not in part, for cash in an amount equal to a specified make-whole redemption amount. See “Description of the Notes—Redemption.”

Capital Replacement Intent

We intend that, if we redeem or defease, or if we or our affiliates purchase, the notes, we will do so only to the extent that the aggregate principal amount of notes to be redeemed, defeased or purchased is equal to or less than the net proceeds we or our affiliates have received during the six months prior to the date of such redemption, defeasance or purchase from the sale or issuance to third-party purchasers of qualifying securities (as defined in “Description of the Notes—Capital Replacement Intent”).

Optional Deferral

So long as no Event of Default with respect to the notes or trigger event has occurred or is continuing, we may in our discretion defer payment of interest for any interest period, for up to ten consecutive years at any time during the life of the notes, provided that any such optional deferral period may not extend beyond the maturity date of the notes. We must provide notice of our election to defer interest no more than 60 and no fewer than 15 days prior to each relevant interest payment date. Optionally deferred interest will accumulate and will accrue interest which will be compounded semi-annually or quarterly, as applicable, to the extent permitted by applicable law, at the rate of interest from time to time applicable to the notes. We may settle any and all optionally deferred interest with cash from any source. At the end of any optional deferral period, we will be required to pay all accrued and unpaid interest, but we will then be free to optionally defer interest again subject to the same limitations set forth above. There is no limit to the number of times during the life of the notes that we may elect to defer payment of interest or the aggregate number of years we may elect to defer payment of interest as long as no single deferral period extends beyond ten consecutive years.

Trigger Event

A trigger event will have occurred as of any trigger determination date if either (a) the Tangible Equity Amount (as defined below) is less than 5.5% of Total Managed Assets (as defined below) for the most recently completed fiscal quarter; or (b) the Average Four Quarters Fixed Charge Ratio (as defined below) for the most recently completed fiscal quarter is less than or equal to 1.10. See “Description of the Notes—Trigger Event.”

The trigger determination date is the 30th day prior to each interest payment date.

Consequences of a Trigger Event

If, as of a trigger determination date, a trigger event has occurred and for so long as it is continuing (a “trigger period”), our ability to pay interest for that interest period will be limited and we will be required to use commercially reasonable efforts to sell certain of our equity securities and to satisfy interest payments on the notes (other than any interest that accrued during an optional deferral period prior to the occurrence of the trigger event, which may remain unpaid or be paid out of any source of funds) on the next interest payment date pursuant to the Alternative Payment Mechanism, or APM. If a market disruption event, or MDE, prevents us from making such interest payment in accordance with the APM, we must defer payments of interest until the termination of the MDE, but not later than ten consecutive years after the first date on which we deferred interest (whether due to an optional deferral or mandatory deferral) or the maturity date. Deferred interest payments in these circumstances will constitute mandatorily deferred interest. Any unpaid mandatorily deferred interest, together with any compounded interest thereon, may only be paid using the APM, except at maturity or if there is an Event of Default under the notes, in which case we may pay such amounts with cash from any source.

During a trigger period, any unpaid optionally or mandatorily deferred interest will accumulate and will accrue interest which will be compounded semi-annually or quarterly, as applicable, to the extent permitted by applicable law, at the then applicable rate of interest on the notes.

Our obligation to satisfy interest payments on the notes (other than any interest that accrued during an optional deferral period prior to the occurrence of the trigger event) pursuant to the APM, subject to the occurrence of an MDE, during the occurrence and continuation of a trigger event will apply notwithstanding our election (if any) of an optional deferral with respect to such period. Consequently, if a trigger event has occurred as of any trigger determination date, our previous, concurrent or subsequent delivery of a notice of optional deferral will be without effect with respect to the interest payment date to which the trigger event relates.

Limitation on Deferral Periods

No interest deferral period, whether optional, mandatory, or a combination thereof shall exceed ten consecutive years, and if an interest deferral period, whether optional, mandatory or a combination thereof, exceeds ten consecutive years, the holders of the then outstanding notes shall have the right to accelerate the notes and receive principal of and all accrued but unpaid interest on the notes.

Alternative Payment Mechanism (APM)

During a trigger period, we must, subject to the occurrence of an MDE, make “commercially reasonable efforts” to sell shares of our common stock (which may include treasury shares and may include sales of shares of common stock to any of our employee benefit plans or dividend reinvestment plans) in an amount not exceeding the share cap amount (as defined below) or Qualifying Preferred Stock such that we will have raised an aggregate amount of net proceeds from such sales, together with any other sales of such securities over the 180-day period prior to the next interest payment date, that is sufficient to satisfy accrued and unpaid interest (including any compounded interest) on the notes (other than any interest that accrued during an optional deferral period prior to the occurrence of the trigger event, which may remain unpaid or be paid out of any source of funds) on such interest payment date, and we will be required to satisfy such accrued and unpaid interest (including any compounded interest) on the notes on such interest payment date to the extent, and only to the extent, of the amount of such aggregate net proceeds; provided, however, that in no event shall the sale of Qualifying Preferred Stock in connection with the APM in the aggregate exceed 25%

of the original aggregate principal amount of the notes. To the extent the amount of such aggregate net proceeds is insufficient to satisfy such accrued and unpaid interest (including any compounded interest) on the notes in full, we will be required to mandatorily defer any remaining accrued and unpaid interest.

“Commercially reasonable efforts” to sell the securities referred to in the foregoing paragraph means commercially reasonable efforts to complete the offer and sale of such securities to third parties that are not our subsidiaries in public offerings or private placements, provided that we will be deemed to have made such commercially reasonable efforts during an MDE or for so long as we are prevented from selling shares of our common stock or Qualifying Preferred Stock in accordance with the APM because we do not have shares available for issuance, regardless of whether we make any offers or sales during such time period. For the avoidance of doubt, we will not be considered to have made commercially reasonable efforts to effect a sale of such securities if we determine to not pursue or complete such sale due to pricing, dividend rate or dilution considerations.

The “share cap amount” will initially equal 65,000,000 shares of our common stock. If the issued and outstanding shares of our common stock shall have been changed into a different number of shares or a different class by reason of any stock split, reverse stock split, stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or other similar transaction, then the share cap amount shall be correspondingly adjusted. We may, at our discretion, increase the share cap amount (including through the increase of our authorized share capital, if necessary) if we determine that such increase is necessary to allow us to issue sufficient shares to satisfy our obligations to pay deferred interest on the notes pursuant to the APM.

If an MDE prevents us from making interest payments in accordance with the APM, we must defer payments of interest until the termination of the MDE, but not later than ten consecutive years after the first date on which we deferred interest (whether due to an optional deferral or mandatory deferral) or the maturity date. Any unpaid mandatorily deferred interest, together with any compounded interest thereon, may only be paid using the APM, except at maturity or if there is an Event of Default under the notes, in which case we may pay such amounts with cash from any source.

Any interest payment made pursuant to the APM will first be allocated to payment of the interest due on the interest payment date for the current interest period. Any payment of interest in excess of the amount of interest due on that interest payment date for the current interest period will be applied first against any then existing accrued and unpaid interest with respect to prior interest periods for which interest must be paid pursuant to the APM, in chronological order beginning with the earliest interest period for which interest has not been paid in full and for which such interest must be paid pursuant to the APM, including compounded interest.

In the event that we defer an interest payment on the notes and on other securities that rank equally with the notes and contain similar requirements to pay interest pursuant to the APM, we will apply any net proceeds so raised on a pro rata basis towards our obligations to pay interest on the notes and such equally ranking securities in proportion to the total amounts that are due on the notes and such securities, or on such other basis as any regulatory authority may instruct (taking into account the availability of proceeds of preferred shares or other securities to settle deferred interest under any such other equally ranking securities).

Payment Restrictions	On any date on which accrued interest through the most recent interest payment date has not been paid in full and until such time as all accrued and unpaid interest, together with any compounded interest, is paid in full, we will not, and will not permit any of our subsidiaries to, declare or pay any dividends or any distributions on, or make any payments of interest, principal or premium, or any guarantee payments on, or redeem, purchase, acquire or make a liquidation payment on, any capital stock of CIT, debt securities that rank equal or junior to the notes or guarantees that rank equal or junior to the notes, except for certain exceptions detailed in “Description of the Notes—Payment Restrictions.”

Subordination	The payment of principal of and interest on the notes will be, to the extent provided in the indenture, subordinated to the prior payment in full of all present and future senior and subordinated indebtedness, as described in “Description of the Notes—Subordination,” and will be effectively subordinated to all indebtedness of our subsidiaries. The indenture places no limitation on the amount of additional indebtedness, including senior indebtedness that may be incurred by us. We expect, from time to time, to incur additional indebtedness, including senior indebtedness.

Limitation on Claims in the Event of our Bankruptcy, Insolvency or Receivership	In certain events of our bankruptcy, insolvency or receivership prior to the maturity or redemption of any notes, whether voluntary or not, holders of the notes will have no claim for, and thus no right to receive, mandatorily deferred and unpaid interest (including compounded interest thereon) that has not been settled through the application of the APM to the extent the amount of such interest exceeds two years of accrued and unpaid mandatorily deferred interest.

Events of Default

An “Event of Default” means any one of the following events that occurs with respect to the notes:

  we fail to pay interest on the notes for 30 days after payment was due; provided, however that a default under this bullet point will not occur if we have deferred interest, as permitted under the indenture, in connection with an optional or mandatory deferral;
  we fail to make the principal or any premium payment on the notes when due;
  we defer interest, whether optionally or mandatorily, or a combination thereof, for more than ten consecutive years without accrued and unpaid interest being paid in full; or
  we or a court take certain actions relating to the bankruptcy, insolvency or reorganization of our company.

The Events of Default contained in the indenture (and the circumstances under which payment of the notes could be accelerated) will not include failure to comply with certain covenants in the indenture, including, but not limited to, the covenant to use commercially reasonable efforts to sell certain of our equity securities as described under “Description of the Notes—Alternative Payment Mechanism.”

Certain U.S. Federal Income Tax Considerations

A holder will generally take into account interest on the notes at the time it is accrued or received, in accordance with such holder’s method of accounting for U.S. federal income tax purposes. If interest payments on the notes are deferred (either optionally or mandatorily), a holder will thereafter be required to include interest in income as it accrues, regardless of such holder’s method of accounting for U.S. federal income tax purposes, using a constant yield method. Consequently, holders of the notes would be required to include interest in income even though no cash payments would be made during the deferral period. See “Certain U.S. Federal Income Tax Considerations” in this prospectus supplement and the attached prospectus.

In connection with the issuance of the notes, Shearman & Sterling LLP, our special tax counsel, will provide us with its opinion generally to the effect that under then current law and assuming full compliance with the terms of the subordinated indenture and other relevant documents, and based on the facts and assumptions contained in such opinion and certain representations provided by us, the notes will be treated as indebtedness for U.S. federal income tax purposes (although there is no controlling authority directly on point). Such opinion is not binding on the IRS or any court, and there can be no assurance that the IRS or a court will agree with such opinion. We agree, and by acquiring a note each holder of a note will agree, to treat the notes as indebtedness for U.S. federal income tax purposes. If the IRS were to challenge successfully the classification of the notes as indebtedness, interest payments on the notes would be treated for such purposes as dividends to the extent of our current or accumulated earnings and profits. In the case of Non-U.S. Holders, distributions treated as dividends would be subject to withholding of U.S. federal income tax, except to the extent provided by an applicable income tax treaty.

We intend to take the position that the sale of the notes offered by this prospectus supplement will be a qualified reopening of the notes issued on January 31, 2007 for purposes of the original issue discount rules. Consequently, for U.S. federal income tax purposes, such notes will have the same issue date, issue price and (with respect to holders) adjusted issue price as the notes issued on January 31, 2007.

Form

The notes will be represented by one or more global securities registered in the name of Cede & Co., as nominee for DTC. Beneficial interests in the notes will be evidenced by, and transfers thereof will be effected only through, records maintained by the participants in DTC.

Trustee and Principal Paying Agent Governing Law Accounting Treatment

The Bank of New York (as successor to JPMorgan Chase Bank, N.A.)

New York

The notes will be reflected on our balance sheet as debt, and interest payments on the notes will be included as interest expense on our statement of income.

SELECTED CONSOLIDATED FINANCIAL INFORMATION OF CIT GROUP INC.

     The following tables set out selected consolidated financial information regarding CIT’s results of operations and balance sheets. The financial data at December 31, 2006 and December 31, 2005 and for the years ended December 31, 2006, December 31, 2005 and December 31, 2004 were derived from the audited consolidated financial statements of CIT incorporated by reference into this prospectus supplement. The financial data at December 31, 2004, December 31, 2003, December 31, 2002 and September 30, 2002 and for the year ended December 31, 2003, the three months ended December 31, 2002 and for the year ended September 30, 2002 were derived from audited financial statements that are not incorporated by reference into this prospectus supplement. Certain prior period balances have been conformed to present period presentation. You should read the selected consolidated financial data below in conjunction with our consolidated financial statements. See “Where You Can Find More Information” in this prospectus supplement.

					At or for the
					Three Months	At or for the
	At or for the Years Ended December 31,				Ended	Year Ended
($ in millions, except					December	September
per share data)	2006	2005	2004	2003	31, 2002	30, 2002
Results of Operations
Total net revenue	$3,036.4	$2,772.6	$2,422.4	$2,162.4	$596.9	$2,551.7
Provision for credit
losses	222.2	217.0	214.2	387.3	133.4	788.3
Salaries and general
operating expenses	1,382.6	1,113.8	1,012.1	888.2	227.5	903.3
Goodwill impairment	—	—	—	—	—	6,511.7
Interest expense—TCH	—	—	—	—	—	662.6
Provision for
restructuring	19.6	25.2	—	—	—	—
Gain on redemption of
debt	—	—	41.8	50.4	—	—
Net income (loss)
available to common
shareholders	1,015.8	936.4	753.6	566.9	141.3	(6,698.7)
Net income (loss) per
common share —
diluted	5.00	4.44	3.50	2.66	0.67	(31.66)
Dividends per common
share	0.80	0.61	0.52	0.48	0.12	—
Balance Sheet Data
Total finance
receivables	$55,064.9	$44,294.5	$35,048.2	$31,300.2	$27,621.3	$28,459.0
Reserve for credit losses	659.3	621.7	617.2	643.7	760.8	777.8
Operating lease
equipment, net	11,017.9	9,635.7	8,290.9	7,615.5	6,704.6	6,567.4
Goodwill and intangible
assets	1,008.4	1,011.5	596.5	487.7	400.9	402.0
Total assets	77,067.9	63,386.6	51,111.3	46,342.8	41,932.4	42,710.5
Commercial paper	5,365.0	5,225.0	4,210.9	4,173.9	4,974.6	4,654.2
Deposits	2,399.6	261.9	157.7	48.2	—	—
Variable-rate bank
credit facilities	—	—	—	—	2,118.0	4,037.4
Variable-rate senior
notes	19,184.3	15,485.1	11,545.0	9,408.4	4,906.9	5,379.0
Fixed-rate senior notes	29,107.1	22,591.7	21,557.4	19,782.6	19,681.8	18,385.4
Non-recourse, secured
borrowings	4,398.5	4,048.8	—	—	—	—

At or for the
Three Months	At or for the
At or for the Years Ended December 31,	Ended	Year Ended
($ in millions, except	December	September
per share data)	2006	2005	2004	2003	31, 2002	30, 2002
Preferred capital
securities	250.3	252.0	253.8	255.5	257.2	257.7
Total stockholders’
equity	7,751.1	6,962.7	6,055.1	5,394.2	4,870.7	4,757.8
Selected Data and
Ratios
Profitability
Net income (loss) as a
percentage of average
common stockholders’
equity	15.0%	15.1%	13.2%	10.9%	11.7%	(125.1)%
Net finance revenue as a
percentage of average
earning assets
(“AEA”)(1)	3.11%	3.40%	3.94%	3.64%	4.22%	4.57%
Ratio of earnings to
fixed charges(2)	1.48	x	1.73	x	1.97	x	1.68	x	1.65	x	(6)
Efficiency ratio(3)	46.2%	41.1%	41.8%	41.1%	38.1%	35.4%
Credit Quality
60+ days contractual
delinquencies	2.40%	1.71%	1.73%	2.16%	3.63%	3.76%
Net credit losses	0.45%	0.60%	0.91%	1.77%	2.32%	1.67%
Reserve for credit
losses, excluding
specific reserves as a
percentage of finance
receivables, excluding
student lending	1.30%	1.31%	1.46%	1.49%	1.57%	1.32%
Other
Tangible stockholders’
equity(4) to managed
assets(5)	9.4%	9.8%	10.7%	10.4%	10.4%	9.9%
Total managed assets(5)	$74,163.2	$62,866.4	$53,470.6	$49,735.6	$46,357.1	$47,622.3

(1)	“AEA” means average earning assets, which is the average of finance receivables, operating lease equipment, financing and leasing assets held for sale and certain investments, less credit balances of factoring clients.

(2)	For purposes of determining the ratio of earnings to fixed charges, earnings consist of income before income taxes and fixed charges. Fixed charges consist of interest on indebtedness, minority interest in subsidiary trust holding solely debentures of the Company and one-third of rent expense, which is deemed representative of an interest factor.

(3)	Efficiency ratio is the percentage of salaries and general operating expenses to total net revenue, excluding the provision for credit losses.

(4)	Tangible stockholders’ equity excludes goodwill and other intangible assets. Tangible stockholders’ equity also excludes certain unrealized losses relating to derivative financial instruments and other investments, as these losses are not necessarily indicative of amounts that will be realized.

(5)	“Managed assets” means assets previously securitized and still managed by us and include (i) financing and leasing assets, (ii) certain investments and (iii) off-balance sheet finance receivables.

(6)	Earnings were insufficient to cover fixed charges by $6,331.1 million for the year ended September 30, 2002. Earnings for the year ended 30 September 2002 included a non-cash goodwill impairment charge of $6,511.7 million in accordance with SFAS No. 142, “Goodwill and Other Intangible Assets.” The ratio of earnings to fixed charges included fixed charges of $1,497.2 million and a loss before provision for income taxes of $6,331.1 million resulting in a total loss provision for income taxes and fixed charges of $4,833.9 million.

CAPITALIZATION

The following table sets forth CIT’s capitalization on a consolidated basis as of December 31, 2006. This table should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the notes to those consolidated financial statements incorporated by reference in this prospectus supplement and the accompanying prospectus.

As of December 31, 2006
($ in millions, except share data)

Commercial paper	$5,365.0
Deposits	2,399.6
Term debt	48,291.4
Non-recourse, secured borrowings	4,398.5
Preferred capital securities	250.3
Total debt	60,704.8
Stockholders’ equity:
Preferred stock, $0.01 par value, 100,000,000 authorized;
Issued and outstanding:
Series A 14,000,000 with a liquidation preference of $25 per share	350.0
Series B 1,500,000 with a liquidation preference of $100 per share	150.0
Common stock, $0.01 par value, 600,000,000 authorized; 213,555,940 issued
and 198,295,376 outstanding	2.1
Additional paid in capital net of deferred compensation of $68.7	10,678.9
Accumulated deficit	(2,838.9)
Accumulated other comprehensive income	129.6
Treasury stock, 15,260,564 shares, at cost	(720.6)
Total common stockholders’ equity	7,251.1
Total stockholders’ equity	7,751.1
Total capitalization	$68,455.9

RISK FACTORS

Risks Related to the Ownership of the Notes

     We may elect to defer interest payments on the notes.

     So long as no Event of Default with respect to the notes or trigger event, as described below, has occurred and is continuing, we may elect to defer one or more interest payments on the notes at any time and from time to time for up to ten consecutive years. During any such optional deferral period, we may pay deferred interest out of any source of funds. An Event of Default will occur if non-payment of interest continues for more than ten consecutive years due to an optional and/or mandatory deferral of interest, without all accrued and unpaid interest (including compounded interest) having been paid in full. Upon termination of any optional deferral period or mandatory deferral period, as the case may be, and the payment of all amounts then due, we may commence a new optional deferral period, subject to certain requirements. There is no limit to the number of times during the life of the notes that we may elect to defer payment of interest or the aggregate number of years we may elect to defer payment of interest as long as no single deferral period extends beyond ten consecutive years. See “Description of the Notes—Option to Defer Interest.”

     We will be required to defer interest and to pay interest on the notes with proceeds from the issuance of certain of our equity securities if a trigger event occurs, and we may not be able to.

     If a trigger event occurs, as specified in the “Description of the Notes—Trigger Event,” we must defer payments of interest on the notes, except to the extent that interest on the notes is paid through the Alternative Payment Mechanism, as described under “Description of the Notes—Alternative Payment Mechanism.” Our ability to raise proceeds in connection with a trigger event by issuing common stock (which may include treasury shares and may include sales of shares of common stock to any of our employee benefit plans or dividend reinvestment plans) in an amount not exceeding the share cap amount or Qualifying Preferred Stock (as defined herein) will, in each case, depend on, among other things, market conditions at the time (including the occurrence of an MDE), the acceptability to prospective investors of the terms of the securities issued, our financial performance and a variety of other factors beyond our control, including our ability to obtain any required consents or approvals, such as any corporate, shareholder, governmental or regulatory authorizations that may be required. Accordingly, there could be circumstances where we would have sufficient cash to make interest payments, but we will be restricted from doing so because we have not been able to obtain sufficient proceeds from sales of our common stock or Qualifying Preferred Stock. In certain events of our bankruptcy, insolvency or receivership prior to the maturity or redemption of any notes, whether voluntary or not, holders of the notes will have no claim for unpaid mandatorily deferred interest (including compounded interest thereon) to the extent the amount of such interest exceeds two years of such accrued and unpaid interest. See “Description of the Notes—Limitation on Claims in the Event of our Bankruptcy, Insolvency or Receivership.”

     Upon the occurrence of a bankruptcy, insolvency or receivership with respect to us, claims for payment may be limited.

     Holders of the notes will have no claim for unpaid mandatorily deferred interest (including compounded interest thereon) to the extent the amount of such interest exceeds two years of accrued and unpaid mandatorily deferred interest. Moreover, the claims of holders of the notes in a bankruptcy, insolvency or similar proceeding are subject to the broad equitable powers of the court. For example, although we do not believe such an argument should prevail, a party in interest in such a proceeding might argue that such holders should be treated as equity holders rather than creditors, and the court could rule in favor of such party. This could further limit or reduce any amounts that a holder of the notes could receive in a bankruptcy, insolvency, receivership or similar proceeding. See “Description of the Notes—Limitation on Claims in the Event of our Bankruptcy, Insolvency or Receivership.”

     Holders of the notes have limited rights to accelerate payments of the amounts due under the notes.

     The holder of the notes may accelerate payment of the notes only upon the occurrence and continuation of the following events:

  we fail to pay interest on the notes for 30 days after payment was due; provided, however that a default under this bullet point will not occur if we have deferred interest, as permitted under the indenture, in connection with an optional or mandatory deferral;

  we fail to make the principal or any premium payment on the notes when due;

  we defer interest, whether at our option or mandatorily, or a combination thereof, for more than ten consecutive years without accrued and unpaid interest being paid in full; or

  we or a court take certain actions relating to the bankruptcy, insolvency or reorganization of our company.

The Events of Default contained in the indenture (and the circumstances under which, payment of the notes could be accelerated) will not include failure to comply with certain covenants in the indenture, including those described under “Description of the Notes—Alternative Payment Mechanism.”

     Interest payments on the notes may be deferred and, in such case, holders of the notes will be required to recognize income for U.S. federal income tax purposes in advance of the receipt of cash attributable to such income.

     If interest payments on the notes are deferred (either optionally or mandatorily), each holder will thereafter be required to accrue interest income in respect of the notes for U.S. federal income tax purposes using a constant yield method, regardless of such holder’s method of accounting for such purposes, before such holder receives any cash payment attributable to such income. See “Certain U.S. Federal Income Tax Considerations—U.S. Holders—Interest Income and Original Issue Discount.” In that event, such holder may not receive the cash related to such income if such holder disposes of its notes at a price that does not fully reflect the deferred interest.

     An active aftermarket for the notes may not develop.

     The notes constitute a further issuance of, and form a single series with, the 6.10% Junior Subordinated Notes due March 15, 2067 issued on January 31, 2007 in an aggregate principal amount of $500,000,000. There is no established trading market for the notes. We cannot assure you that an active aftermarket for the notes will develop or be sustained or that holders of the notes will be able to sell their notes at favorable prices or at all. Although the underwriters have indicated to us that they intend to make a market in the notes, as permitted by applicable laws and regulations, they are not obligated to do so and may discontinue any such market-making at any time without notice. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the notes. The notes are not listed, and we do not plan to apply to list the notes on any securities exchange or to include them in any automated quotation system.

     If the holders of the notes waive our covenants to pay interest pursuant to the Alternative Payment Mechanism, our credit ratings may be negatively affected.

     The indenture contains covenants that require us to pay interest during a trigger period only through the APM with proceeds from the sale of our common stock (which may include treasury shares and may include sales of shares of common stock to any of our employee benefit plans or dividend reinvestment plans) in an amount not exceeding the share cap amount or Qualifying Preferred Stock. We may amend these covenants, and holders of a majority of the aggregate principal amount of the notes can waive compliance with these covenants, and no holder of our senior indebtedness will have the right to enforce these covenants. Although, in the short term, holders of the notes may have an economic incentive to waive these covenants in order to receive a payment of current or deferred interest, if such covenants are waived and we pay interest during a period where we would otherwise be required to pay or defer interest only pursuant to the terms of the APM, our credit ratings could be negatively affected, which in turn, may have an adverse effect on our business and financial condition. See “Description of the Notes – Trigger Event,” “ – Consequences of a Trigger Event” and “ – Alternative Payment Mechanism.”

     We may redeem the notes prior to the maturity date and you may not be able to reinvest in a comparable security.

      At our option, we may redeem the notes in whole or in part, on or after March 15, 2017, for cash in an amount equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest, including any compounded interest, on such notes to the redemption date, which amount we refer to as the par redemption amount. We may also redeem the notes at our option, prior to March 15, 2017, upon the occurrence of a “Tax Event” or a “Rating Agency Event,” each as defined in this prospectus supplement, in whole but not in part, for cash in an amount equal to a specified make-whole redemption amount. We may also redeem the notes at our option, prior to March 15, 2017, in whole or in part, for cash in an amount equal to a specified make-whole redemption amount. See “Description of the Notes—Redemption.” In the event we choose to redeem your notes, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest rate on the notes.

     The notes are effectively subordinated to substantially all of our other indebtedness.

     Our obligations under the notes are subordinate and junior in right of payment to all of our senior and subordinated indebtedness and will be effectively subordinated to all indebtedness of our subsidiaries, except any indebtedness that by its terms is subordinated to, or ranks on an equal basis with, the notes. This means that we cannot make any payments on the notes if we default on a payment of senior or subordinated indebtedness and do not cure the default within the applicable grace period, if the holders of the senior or subordinated indebtedness have the right to accelerate the maturity of the senior or subordinated indebtedness and request that we cease payments on the notes or if the terms of our senior or subordinated indebtedness otherwise restrict us from making payments to junior creditors.

     As of December 31, 2006, we had approximately $56.1 billion of outstanding unsecured liabilities on a pro forma basis that effectively ranks and would rank senior to the notes. Due to the subordination provisions described in “Description of the Notes—Subordination,” in the event of our insolvency, funds which we would otherwise use to pay the holders of the notes will be used to pay the holders of senior and subordinated indebtedness to the extent necessary to pay such senior or subordinated indebtedness in full. As a result of those payments, the holders of the notes may recover less, ratably, than the holders of our senior or subordinated indebtedness. In addition, the holders of our senior or subordinated indebtedness may, under certain circumstances, restrict or prohibit us from making payments on the notes. There are no terms in the indenture or the note that limit our or any of our subsidiaries’ ability to incur additional indebtedness, and we expect from time to time to incur additional indebtedness constituting senior or subordinated indebtedness.

     The interest rate of the notes will fluctuate when the fixed rate period ends, and may decline below the fixed rate from time to time.

     At the conclusion of the fixed rate period for the notes on March 15, 2017, the notes will begin to accrue interest at a floating rate. The floating rate may be volatile over time and could be substantially less than the fixed rate, which could reduce the value of the notes in any available aftermarket, apart from the reduction in current interest income.

     General market conditions and unpredictable factors could adversely affect market prices for the notes.

     There can be no assurance about the market prices for the notes. Several factors, many of which are beyond our control, will influence the market value of the notes. Factors that might influence the market value of the notes include, but are not limited to:

  whether interest payments have been made and are likely to be made on the notes from time to time;

  our creditworthiness, financial condition, performance and prospects;

  whether the ratings on the notes provided by any ratings agency have changed;

  the market for similar securities; and

  economic, financial, geopolitical, regulatory or judicial events that affect us or the financial markets generally (including the occurrence of an MDE).

If you purchase notes, whether in this offering or in the secondary market, the notes may subsequently trade at a discount to the price that you paid for them.

     The rating agencies that rate the notes may change their rating methodologies, including their views on “notching’’ practices, which could result in a downgrade of the notes.

     The rating methodologies for securities with features similar to the notes are still developing and the rating agencies may change their methodologies in the future. This may include (but is not limited to) the relationship between ratings assigned to an issuer’s senior securities and ratings assigned to securities with features similar to the notes, sometimes called

“notching.” If any of the rating agencies were to change their practices for rating such securities in the future and one or more of the ratings of the notes were subsequently downgraded as a result of such changes, the trading price of the notes could be negatively affected.

     The notes have not been classified by the Securities Valuation Office (the “SVO”) of the National Association of Insurance Commissioners (“NAIC”).

     The SVO of the NAIC may from time to time classify securities in U.S. insurers’ portfolios as debt, preferred equity or common equity instruments. The NAIC classification of an investment directly affects U.S. insurance company investors because it affects the capital required for such investment by such investors, but it is not determinative in any way in respect of any other tax, accounting or legal considerations for investors generally. As of the date hereof, the NAIC has not provided a view on the classification of the notes. The SVO will not provide an official designation of the security-type of the notes offered hereby unless and until an insurance company subject to regulation by a U.S. state insurance department purchases the notes, reports them to the SVO and the SVO receives and reviews the final, executed documentation related to the notes and publishes its final NAIC Designation in the Valuations of Securities CD-ROM or in some other forum which serves as the official expression from the NAIC. There can be no assurance of the classification that the SVO will initially assign to the notes or that the notes will not be negatively reclassified by the SVO thereafter. An unfavorable designation of the notes by the SVO could adversely impact the secondary trading market for the notes.

FORWARD-LOOKING STATEMENTS

     This prospectus supplement and the documents incorporated by reference in this prospectus supplement may contain “forward-looking statements” within the meaning of the Securities Litigation Reform Act of 1995. Forward-looking statements relate to expectations or forecasts of future events. They use words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “target,” “project,” “intend,” “plan,” “potential” and other words and terms of similar meaning in connection with a discussion of potential future events, circumstances or future operating or financial performance. You can also identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. Any forward-looking statements contained in this prospectus supplement and the documents incorporated by reference in this prospectus supplement are subject to unknown risks, uncertainties and contingencies. Forward-looking statements are included, for example, in the discussions about:

  our liquidity risk management;

  our credit risk management;

  our asset and liability risk management;

  our funding, borrowing costs and net finance revenue;

  our capital, leverage and credit ratings;

  our operational risks, including success of build-out initiatives and acquisitions;

  legal risks;

  our growth rates;

  our commitments to extend credit or purchase equipment; and

  how we may be affected by legal proceedings.

     All forward-looking statements involve risks and uncertainties, many of which are beyond our control, which may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. Also, forward-looking statements are based upon management’s estimates of fair values and of future costs, using currently available information. Therefore, actual results may differ materially from those expressed or implied in those statements. Factors that could cause such differences include, but are not limited to:

  risks of economic slowdown, downturn or recession;

  industry cycles and trends;

  demographic trends;

  risks inherent in changes in market interest rates and quality spreads;

  funding opportunities and borrowing costs;

  changes in funding markets, including commercial paper, term debt and the asset-backed securitization markets;

  uncertainties associated with risk management, including credit, prepayment, asset/liability, interest rate and currency risks;

  adequacy of reserves for credit losses;

  risks associated with the value and recoverability of leased equipment and lease residual values;

  changes in laws or regulations governing our business and operations;

  changes in competitive factors; and

  future acquisitions and dispositions of businesses or asset portfolios.

     Any or all of our forward-looking statements here or in other publications may turn out to be wrong, and there are no guarantees about our performance. We do not assume the obligation to update any forward-looking statement for any reason.

USE OF PROCEEDS

     We estimate that the net proceeds from the sale of the notes will be approximately $242,500,000 million (plus accrued and unpaid interest from and including January 31, 2007 to but excluding the settlement date), after deducting the underwriters’ discounts and commissions and estimated offering expenses. We anticipate that we will use the net proceeds from this offering to fund the redemption of the outstanding 7.70% Preferred Capital Securities of CIT Capital Trust I (by way of redemption of our 7.70% Junior Subordinated Debentures due 2027 held by this trust). To the extent not so used, the net proceeds from this offering will be used for general corporate purposes.

DESCRIPTION OF THE NOTES

     CIT Group Inc. will issue the 6.10% Junior Subordinated Notes due March 15, 2067, offered by this prospectus supplement, under the subordinated indenture dated as of January 20, 2006 between us and The Bank of New York (as successor to JPMorgan Chase Bank, N.A.), as trustee, as amended and supplemented by a supplemental indenture dated as of January 31, 2007. We refer to the subordinated indenture, as amended and supplemented by the supplemental indenture as the “indenture.” The notes offered by this prospectus supplement constitute a further issuance of, and will form a single series with, the outstanding 6.10% Junior Subordinated Notes due March 15, 2067 issued on January 31, 2007 (the “original issue date”) in an aggregate principal amount of $500,000,000. The notes offered hereby will have the same CUSIP number and will trade interchangeably with the previously issued notes immediately upon settlement. Upon completion of this offering, $750,000,000 aggregate principal amount of the 6.10% Junior Subordinated Notes due March 15, 2067 will be outstanding. Unless otherwise specified, the term “notes” refers to the notes offered by this prospectus supplement, the notes issued on January 31, 2007 and any additional notes that may be issued as described below under “—General.” The following description of certain terms of the notes and certain provisions of the indenture in this prospectus supplement supplements the description under “Description of Debt Securities” in the attached prospectus and, to the extent it is inconsistent with that description, replaces the description in the attached prospectus. This description is only a summary of the material terms and does not purport to be complete. We urge you to read the indenture in its entirety because it, and not this description, will define your rights as a holder of the notes. You may request copies of these documents from us at our address set forth below under “Where You Can Find More Information.” Unless otherwise specified, when we refer to “CIT Group Inc.,” “CIT Group,” “CIT,” “we,” “us,” “our” and “the company” in this section, we refer to CIT Group Inc. only and not any of its subsidiaries.

General

     We are presently issuing $250,000,000 aggregate principal amount of the notes. We may from time to time, without the consent of the existing holders, create and issue additional subordinated debt having the same terms and conditions as the notes being offered hereby in all respects, except for issue date, issue price and, if applicable, the first payment of interest thereon. The notes issued on January 31, 2007, the notes offered hereby and any additional notes of this series would be treated as a single class for all purposes under the indenture. Additional notes issued in this manner will be consolidated with, and will form a single series with, the previously outstanding notes unless such additional subordinated debt will not be treated as fungible with such previously outstanding notes for U.S. federal income tax purposes.

     The notes will not be subject to redemption at the option of the holders or contain a sinking fund provision. The entire principal amount of the notes will mature and become due and payable, together with any accrued and unpaid interest thereon, including compounded interest (as defined under “—Option to Defer Interest”), if any, on March 15, 2067, unless earlier accelerated by the holders or redeemed by us.

Interest

  Fixed Rate Period

     Subject to certain requirements during any optional deferral period or following a trigger event, as described below, interest on the notes will accrue from and including the original issue date up to, but not including, March 15, 2017 at a fixed rate equal to 6.10% per year, payable semi-annually in arrears on March 15 and September 15 of each year, commencing on September 15, 2007.

     The amount of interest payable for any full interest payment period during the fixed rate period will be computed on the basis of a 360-day year of twelve 30-day months. The term “interest payment period” means the period from and including an interest payment date (or in the case of the first interest payment period, the original issue date) up to, but not including, the next interest payment date or earlier redemption date. The amount of interest payable at a fixed rate for any period shorter than a full interest payment period for which interest is computed, will be computed on the basis of 30-day months and, for periods of less than a 30-day month, the actual number of days elapsed per 30-day month. In the event that any date on which interest is payable on the notes is not a Business Day, the payment of interest may be made on the next succeeding Business Day, as if it were made on the date such payment was due, and no interest will accrue as a result of such delayed payment. Interest not paid on any payment date during the fixed rate period will accrue and compound semi-annually at a rate per year equal to the rate of interest on the notes until paid, subject to the conditions set out under “—Trigger Event.”

  Floating Rate Period

     Subject to certain requirements during any optional deferral period or following a trigger event, as described below, from and including March 15, 2017 up to, but not including, the maturity date or earlier redemption date, interest on the notes will accrue at an annual rate equal to three-month LIBOR plus a margin equal to 1.815% (181.5 basis points), payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, commencing on June 15, 2017.

     Interest payments during the floating rate period will include accrued interest from and including the last date in respect of which interest has been paid, or duly provided for, to, but not including, the interest payment date, redemption date or maturity date, as the case may be. If a scheduled interest payment date is not a Business Day (other than the maturity date or redemption date), then the interest payment date will be postponed to the following day that is a Business Day, except that if such Business Day falls in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding Business Day, subject to the conditions set out under “—Trigger Event.”

      Interest not paid on any payment date during the floating rate period will accrue and compound quarterly at a rate per year equal to the rate of interest from time to time applicable on the notes up to, but not including, the next payment date and will be computed on the basis of a 360-day year and the actual number of days elapsed. All percentages resulting from any interest rate calculation will be rounded upward or downward, as appropriate, to the next higher or lower one one-hundred-thousandth of a percentage point.

     The calculation agent will calculate the floating rate and the amount of interest payable on each quarterly payment date relating to the floating rate period. Promptly upon such determination, the calculation agent will notify us and, if the trustee is not then serving as the calculation agent, the trustee, of the floating rate for the new quarterly interest payment period. The floating rate determined by the calculation agent, absent manifest error, will be binding and conclusive on us, the holders of the notes and the trustee. The Bank of New York will initially act as the calculation agent.

     “Three-month LIBOR,” with respect to an interest payment period, means the rate (expressed as a percentage per year) for deposits in U.S. dollars for a three-month period that appears on Reuters Page LIBOR01 as of 11:00 a.m. (London time) on the second London banking day immediately preceding the first day of such interest payment period. The term “Reuters Page LIBOR01” means the display designated as “LIBOR01” on Reuters 3000 Xtra (or other page as may replace LIBOR01 on Reuters 3000 Xtra or any successor service) for the purpose of displaying the London interbank offered rates of major banks.

     If three-month LIBOR cannot be determined as described above, we will select four major banks in the London interbank market. We will request that the principal London offices of those four selected banks provide their offered quotations to prime banks in the London interbank market at approximately 11:00 a.m., London time, on the second London banking day immediately preceding the first day of the applicable interest payment period. These quotations will be for deposits in U.S. dollars for a three month period. Offered quotations must be based on a principal amount equal to an amount that is representative of a single transaction in U.S. dollars in the market at the time.

     If two or more quotations are provided, three-month LIBOR for the interest payment period will be the arithmetic mean of the quotations. If fewer than two quotations are provided, we will select three offered rates quoted by three major banks in New York City, on the second London banking day immediately preceding the first day of the applicable interest payment period. The rates quoted will be for loans to leading European banks in U.S. dollars for a three-month period. Rates quoted must be based on a principal amount equal to an amount that is representative of a single transaction in U.S. dollars in the market at the time. If at least three New York City banks selected by us are quoting rates, three-month LIBOR for the interest payment period will be the arithmetic mean of the quotations. If fewer than three New York City banks selected by us are quoting rates, three-month LIBOR for the applicable interest payment period will be the same as for the immediately preceding interest payment period or, if the immediately preceding interest payment period is a fixed rate interest payment period, the same as for the most recent quarter for which three-month LIBOR can be determined.

     “Business Day” means any day which is not a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies located in New York City are authorized or obligated by law to close, and with respect to the floating rate period, a day that is also a London banking day.

     “London banking day” means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

  Record Dates

     Interest is payable on each interest payment date to the person in whose name the note is registered at the close of business on the Business Day next preceding the interest payment date. In the event the notes will not continue to remain in book-entry only form or are not in the form of a global certificate, we will have the right to select record dates, which will be at least one Business Day before an interest payment date.

Subordination

     The notes will be subordinate in right of payment to the prior payment in full of all of our senior and subordinated indebtedness and will be effectively subordinated to all indebtedness of our subsidiaries, except for any indebtedness that explicitly ranks on parity with the notes. In the event of (1) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to CIT or to its creditors, as such, or to its assets, or (2) any voluntary or involuntary liquidation, dissolution or other winding up of CIT, whether or not involving insolvency or bankruptcy or (3) any assignment for the benefit of creditors or (4) the taking of corporate action by CIT in furtherance of any such action or (5) the admitting in writing by CIT of its inability to pay its debts generally as they become due, then and in any such event the holders of our senior and subordinated indebtedness will be entitled to receive payment in full of all amounts due or to become due on or in respect of all our senior and subordinated indebtedness, before the holders of the notes will be entitled to receive or retain any payment on account of principal of, or any premium or interest on, the notes. By reason of such subordination, in the event of liquidation or insolvency of CIT, holders of our senior and subordinated indebtedness and holders of our other obligations that are not subordinated to our senior and subordinated indebtedness may recover more, ratably, than the holders of the notes.

      Subject to the payment in full of all our senior and subordinated indebtedness, the rights of the holders of the notes will be subrogated to the rights of the holders of our senior and subordinated indebtedness to receive payments or distributions of cash, property or securities of CIT applicable to such senior or subordinated indebtedness until the principal of, any premium and interest on, the notes have been paid in full.

      No payment of principal (including redemption and sinking fund payments) of, or any premium or interest on, the notes may be made (1) in the event and during the continuation of any default by CIT in the payment of principal, premium, interest or any other amount due on any of our senior or subordinated indebtedness or (2) if the maturity of any our senior or subordinated indebtedness has been accelerated because of a default.

      The indenture does not limit or prohibit us or our subsidiaries from incurring additional senior or subordinated indebtedness, which may include indebtedness that is senior to the notes, but subordinated to our other obligations.

Redemption

     We may, at our option, redeem the notes on or after March 15, 2017, in whole or in part (subject to the following paragraph) at the par redemption amount (as defined below). We may also, at our option, prior to March 15, 2017, upon the occurrence of a “Tax Event” or a “Rating Agency Event,” as each is defined below, redeem the notes in whole but not in part at a cash redemption price equal to the applicable make-whole redemption amount described below. We may also redeem the notes at our option, prior to March 15, 2017, in whole or in part, for cash in an amount equal to the applicable make-whole redemption amount described below.

     We may not redeem fewer than all outstanding notes unless all accrued and unpaid interest, together with any compounded interest, has been paid in full on all notes for all interest payment periods terminating on or before the redemption date.

     As used in this section:

     “Comparable treasury issue” means the U.S. Treasury security selected by the quotation agent as having a term comparable to the period from the redemption date to March 15, 2017 that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities with a term comparable to such period.

     “Comparable treasury price” means, with respect to a redemption date (1) the average of five reference treasury dealer quotations for such redemption date, after excluding the highest and lowest reference treasury dealer quotations, or (2) if the quotation agent obtains fewer than five such reference treasury dealer quotations, the average of all such quotations.

     “H.15(519)” means the weekly statistical release designated as such, or any successor publication, published by the Federal Reserve System Board of Governors, available through the Board of Governors of the Federal Reserve System’s website at http://www.federalreserve.gov/releases/H15/ or any successor site or publication. We make no representation or warranty as to the accuracy or completeness of the information displayed on such website, and such information is not incorporated by reference herein and should not be considered a part of this prospectus supplement.

     “Make-whole redemption amount” will be equal to the sum of (i) the present value of the aggregate principal amount outstanding of the notes to be redeemed on the payment date falling on March 15, 2017 and (ii) the present values of scheduled semi-annual interest payments from, but not including, the date fixed for redemption through and including the payment date on March 15, 2017, in each case discounted to the date fixed for redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury rate plus (x) in the case of a Tax Event or a Rating Agency Event, 50 basis points or (y) in all other cases, 20 basis points, plus, in each case, any accrued and unpaid interest, together with any compounded interest to the date of redemption, as calculated by the quotation agent; provided, however that in no event will the make-whole redemption amount be less than the par redemption amount.

     “Par redemption amount” means a cash redemption price of 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest, together with any compounded interest, on such notes to the date of redemption.

     “Quotation agent” means one of the reference treasury dealers appointed by us.

     “Rating Agency Event” means a change by any nationally recognized statistical rating organization within the meaning of Rule 15c3-1 under the Exchange Act that currently publishes a rating for us (a “rating agency”) to its equity credit criteria for securities such as the notes, as such criteria is in effect on the date of this prospectus supplement (the “current criteria”), which change results in a lower equity credit being given to the notes as of the date of such change than the equity credit that would have been assigned to the notes as of the date of such change by such rating agency pursuant to its current criteria.

     “Reference treasury dealer” means (1) Lehman Brothers Inc. and (2) any additional primary U.S. government securities dealers in New York City (each, a “primary treasury dealer”) selected by us and their successors, provided, however, that if any of them ceases to be a primary treasury dealer we will substitute another primary treasury dealer.

     “Reference treasury dealer quotations” means, with respect to each reference treasury dealer and any redemption date, the average, as determined by the quotation agent, of the bid and asked prices for the comparable treasury issue (expressed in each case as a percentage of its principal amount) quoted in writing to the quotation agent at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

     “Tax Event” means the receipt by CIT of an opinion of counsel to the effect that, as a result of (a) any amendment, clarification or change in U.S. law or regulation, (b) any judicial decision, official administrative pronouncement, ruling, regulatory procedure, notice or announcement, including any notice or announcement of intent to adopt such procedures or regulations or (c) a threatened challenge asserted in connection with an audit of us or any of our subsidiaries, or a threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the notes, in each case, by any legislative body, court, governmental agency or regulatory authority, on or after the date of the original issuance of the notes, there is more than an insubstantial increase in the risk that interest payable on the notes is not, or at any time subsequent to our receipt of such opinion will not be, currently deductible, in whole or in part, by CIT for U.S. federal income tax purposes.

     “Treasury rate” means the yield, under the heading that represents the average for the week immediately prior to the redemption date, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication that is published weekly by the Board of Governors of the Federal Reserve System and that establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the comparable treasury issue (if no maturity is within three months before or after the end of the relevant interest payment period, yields for the two published maturities most closely corresponding to the comparable treasury issue will be determined and the Treasury rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month). If such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, “Treasury rate” means the rate per year equal to the semi-annual equivalent yield to maturity of the comparable treasury issue, calculated using a price for the comparable treasury issue (expressed as a percentage of its principal amount) equal to the comparable treasury price for such redemption date. The treasury rate will be calculated on the third Business Day preceding the redemption date.

     We will mail, or will cause the trustee to mail notice of every redemption notice by first class mail, postage prepaid, addressed to the holders of record of the notes to be redeemed at their respective last addresses appearing on our books. Such mailing will be at least 15 days and not more than 60 days before the date fixed for redemption. Any notice mailed as provided in this paragraph will be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing of such notice, to any holder of notes designated for redemption will not affect the redemption of any other notes. Each notice will state (i) the redemption date; (ii) the redemption price; (iii) that the notes are being redeemed pursuant to the indenture or the terms of the notes together with the facts permitting such redemption; (iv) if less than all outstanding notes are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of the particular notes to be redeemed; (v) the place or places where the notes are to be redeemed; and (vi) that interest on the notes to be redeemed will cease to accrue on the redemption date.

     Any notes to be redeemed pursuant to the aforementioned notice will, on the date fixed for redemption, become due and payable at the redemption price. From and after such date such notes will cease to bear interest. Upon surrender of any such notes for redemption in accordance with said notice, such notes will be paid by CIT at the redemption price, subject to certain conditions. If any notes called for redemption are not so paid upon surrender thereof for redemption, the redemption price will, until paid, bear interest from the redemption date at the rate prescribed therefor in the notes. Any notes redeemed only in part will be surrendered in accordance with the provisions of the indenture. In exchange for the unredeemed portion of such surrendered notes, new notes in an aggregate principal amount equal to the unredeemed portion will be issued.

Capital Replacement Intent

     If we redeem or defease, or if we or our affiliates purchase, any notes prior to their maturity date, as described above under “—Redemption,” we intend to redeem, defease or purchase such notes only to the extent that the aggregate principal amount of notes to be redeemed, defeased or purchased is equal to or less than the net proceeds we or our affiliates have received during the six months prior to the date of such redemption, repurchase or defeasance from the sale or issuance to third-party purchasers of qualifying securities.

     As used in this section, “qualifying securities” means: (i) our common stock or (ii) other securities or combinations of securities which rank equally with or junior to the notes and have equal or greater equity characteristics as the notes, at the date of redemption, except that if we issue securities to any of our subsidiaries, such securities will be deemed to be qualifying securities only if such subsidiary receives net proceeds in an equal or greater amount from the contemporaneous issuance to a person other than us or our other subsidiaries of securities having the characteristics described above.

Option to Defer Interest

     So long as no Event of Default with respect to the notes or a trigger event has occurred or is continuing, CIT may in its discretion defer payment of interest for any interest period, for up to ten consecutive years at any time during the life of the notes, provided that any such optional deferral period may not extend beyond the maturity date of the notes. Optionally deferred interest will accumulate and will accrue interest which will be compounded semi-annually or quarterly, as applicable, to the extent permitted by applicable law, at the then applicable rate of interest on the notes, which we refer to as “compounded interest.” At the end of any optional deferral period, CIT will be required to pay all accrued and unpaid interest, but CIT will then be free to optionally defer payment of interest again subject to the same limitations set forth above. During any such optional deferral period, CIT may pay optionally deferred interest out of any source of funds. There is no limit to the number of times during the life of the notes that CIT may elect to defer payment of interest or the aggregate number of years that CIT may elect to defer payment of interest so long as no single deferral period extends beyond ten consecutive years.

     CIT must provide a notice of its election to defer interest no more than 60 and no fewer than 15 days prior to each relevant interest payment date. A notice of optional deferral, once given, will be irrevocable and the deferral of payments on the related interest payment date will be considered an optional deferral, unless a trigger event has occurred as of the 30th day prior to such interest payment date, in which case the provisions under the heading “—Consequences of a Trigger Event” will be applicable for all purposes. Unpaid interest on the notes will continue to accrue and compound during the pendency of any optional deferral period at the rate of interest from time to time applicable to the notes. Any deferral of interest on the notes by election of CIT under this provision is referred to as an “optional deferral,” and the period during which such interest is deferred is referred to as an “optional deferral period.” CIT has no current intention to exercise its right of optional deferral.

Trigger Event

     A “trigger event” will have occurred if CIT makes a determination that one of the following conditions exists as of a trigger determination date:

(i)	the Tangible Equity Amount (as defined below) is less than 5.5% of Total Managed Assets for the most recently completed fiscal quarter; or

(ii)	the Average Four Quarters Fixed Charge Ratio (as defined below) for the most recently completed fiscal quarter is less than or equal to 1.10.

     All financial terms used in this caption “—Trigger Event” will be determined in accordance with U.S. GAAP as applied and reflected in our related financial statements as of the relevant dates, except as provided in the next sentence. If because of a change in U.S. GAAP that results in a change in accounting principle or a restatement:

  either of our Tangible Equity Amount or Total Managed Assets is higher or lower than it would have been absent such change, then, for purposes of the calculations described in the first test set forth above, commencing with the fiscal quarter for which such change in U.S. GAAP becomes effective, such Tangible Equity Amount or Total Managed Assets, as applicable, will be calculated on a pro forma basis as if such change had not occurred; or

  the Average Four Quarters Fixed Charge Ratio as of a fiscal quarter end is higher or lower than it would have been absent such change, then, for purposes of the calculations described in the second test set forth above, and for so long as such calculations are required to be performed, the Average Four Quarters Fixed Charge Ratio will be calculated on a pro forma basis as if such change had not occurred.

     The trigger determination date is the 30th day prior to each interest payment date.

     If at any relevant time or for any relevant period, we are not a reporting company under the Exchange Act, then for any such relevant dates and periods we will prepare and post on our Web site at www.cit.com the financial statements that we would have been required to file with the SEC had we continued to be a reporting company under the Exchange Act, in each case on or before the dates that we would have been required to file such financial statements had we continued to be a “large accelerated filer” within the meaning of Rule 12b-2 under the Exchange Act.

     For purposes of determining whether a trigger event has occurred or is continuing, we define the following terms as follows:

     “Average Four Quarters Fixed Charge Ratio” means, as of any fiscal quarter end: (a) the sum, for each of the prior four fiscal quarters inclusive of such fiscal quarter end, of the quotient of (x) Adjusted Earnings before Interest and Taxes and (y) Fixed Charges divided by (b) 4. For purposes of this definition, “Adjusted Earnings before Interest and Taxes” means earnings, as of any fiscal quarter end, excluding (i) income taxes, (ii) interest expense, (iii) extraordinary items, (iv) goodwill impairment and (v) amounts related to discontinued operations.

     “Fixed Charges” means, as of any fiscal quarter end, the sum of (x) interest expense and (y) preferred dividends.

     “Tangible Equity Amount” means, as of any fiscal quarter end, our total stockholders’ equity, as reflected on our consolidated balance sheet as of such fiscal quarter end, excluding (i) goodwill and (ii) other intangible assets.

     “Total Managed Assets” means, as of any fiscal quarter end, total balance sheet assets plus securitized receivables.

     “U.S. GAAP” means, at any date or for any period, U.S. generally accepted accounting principles as in effect on such date or for such period.

Consequences of a Trigger Event

     If, as of a trigger determination date, a trigger event has occurred and for so long as it is continuing (a “trigger period”), our ability to pay interest for that interest period will be limited and we will be required to use commercially reasonable efforts to satisfy interest payments on the notes (other than any interest that accrued during an optional deferral period prior to the occurrence of the trigger event, which may remain unpaid or be paid out of any source of funds) pursuant to the Alternative Payment Mechanism, or APM. See “ – Alternative Payment Mechanism.” If a market disruption event, or MDE, prevents us from making such interest payment in accordance with the APM, we must defer payments of interest until the termination of the MDE, but not later than ten consecutive years after the first date on which we deferred interest (whether due to an optional deferral or mandatory deferral) or the maturity date. Deferred interest payments accruing during a trigger period in these circumstances will constitute mandatorily deferred interest. Any unpaid mandatorily deferred interest, together with any compounded interest thereon, may only be paid using the APM, except at maturity or if there is an Event of Default under the notes, in which case we may pay such amounts with cash from any source. Any interest that remains accrued and unpaid during a trigger period will be mandatorily deferred, and will accumulate and accrue interest, which will be compounded semi-annually or quarterly, as applicable, to the extent permitted by applicable law, at the rate of interest from time to time applicable to the notes.

     If a trigger period occurs after commencement of an optional deferral, the optional deferral will be deemed suspended. Once the trigger period is no longer continuing, our right optionally to defer payment of interest will resume, subject to the limitations and consequences described herein.

     Not later than the 15th day prior to each payment date for which a trigger event has occurred, CIT will give notice of such occurrence to the holders of the notes. Such notice, in addition to stating that interest payments must be paid in accordance with the APM or otherwise deferred, will set forth the results of the financial tests that caused the trigger event. CIT may, on the applicable payment date, make interest payments from proceeds received from the sale of securities in accordance with the APM, and to the extent interest is paid in full on such payment date, no mandatory deferral will commence.

     CIT’s use of other sources to fund interest payments during a trigger period would be a breach of its obligations under the notes but would not be an Event of Default under the indenture. Any interest that is accrued and unpaid during a trigger period will be deferred and will continue to accrue and compound semi-annually or quarterly, as applicable, to the extent permitted by applicable law, at the then applicable rate of interest on the notes.

     The consequences of a trigger event and the related restrictions on interest payments will continue until we no longer fail either test described above on a subsequent trigger determination date. In the event that a trigger period is no longer continuing, CIT may pay subsequent interest in cash from any source of funds. Notwithstanding the foregoing, any unpaid interest that accrued during the continuance of a trigger period, together with any compounded interest thereon, may only be satisfied using the APM except upon maturity or an Event of Default with respect to the notes; provided, however, that any accrued and unpaid interest will in all events be due and payable upon maturity or redemption of the notes, except for foregone interest if certain events of bankruptcy, insolvency or receivership, whether voluntary or not, occur with respect to CIT prior to the maturity or redemption of the notes. See “—Limitation on Claims in the Event of our Bankruptcy, Insolvency or Receivership.”

      No interest deferral period, whether optional and/or mandatory, shall exceed ten consecutive years, and if an interest deferral period, whether optional and/or mandatory, exceeds ten consecutive years, the holders of the then outstanding notes shall have the right to accelerate the notes and receive principal of and all accrued but unpaid interest on the notes.

Alternative Payment Mechanism

      During a trigger period, we must, subject to the occurrence of an MDE, make “commercially reasonable efforts” to sell shares of our common stock (which may include treasury shares and may include sales of shares of common stock to any of our employee benefit plans or dividend reinvestment plans) in an amount not exceeding the share cap amount (as defined below) or Qualifying Preferred Stock such that we will have raised an aggregate amount of net proceeds from such sales, together with any other sales of such securities over the 180-day period prior to the next interest payment date, that is sufficient to satisfy accrued and unpaid interest (including any compounded interest) on the notes (other than any interest that accrued during an optional deferral period prior to the occurrence of the trigger event, which may remain unpaid or be paid out of any source of funds) on such interest payment date, and we will be required to satisfy such accrued and unpaid interest (including any compounded interest) on the notes on such interest payment date to the extent, and only to the extent, of the amount of such aggregate net proceeds; provided, however, that in no event shall the sale of Qualifying Preferred Stock in connection with the APM in the aggregate exceed 25% of the original aggregate principal amount of the notes. To the extent the amount of such aggregate net proceeds is insufficient to satisfy such accrued and unpaid interest (including any compounded interest) on the notes in full, we will be required to mandatorily defer any remaining accrued and unpaid interest.

      “Commercially reasonable efforts” to sell the securities referred to in the foregoing paragraph means commercially reasonable efforts to complete the offer and sale of such securities to third parties that are not our subsidiaries in public offerings or private placements, provided that we will be deemed to have made such commercially reasonable efforts during an MDE or for so long as we are prevented from selling shares of our common stock or Qualifying Preferred Stock in accordance with the APM because we do not have shares available for issuance, regardless of whether we make any offers or sales during such time period. For the avoidance of doubt, we will not be considered to have made commercially reasonable efforts to effect a sale of such securities if we determine to not pursue or complete such sale due to pricing, dividend rate or dilution considerations.

     The “share cap amount” will initially equal 65,000,000 shares of CIT’s common stock. If the issued and outstanding shares of CIT’s common stock shall have been changed into a different number of shares or a different class by reason of any stock split, reverse stock split, stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or other similar transaction, then the share cap amount shall be correspondingly adjusted. CIT may, in its discretion, increase the share cap amount (including through the increase of its authorized share capital, if necessary) if CIT determines that such increase is necessary to allow it to issue sufficient shares to satisfy its obligations to pay deferred interest on the notes pursuant to the APM.

     If an MDE prevents CIT from making interest payments in accordance with the APM, CIT will be required to defer payments of interest until the termination of the MDE, but not later than ten consecutive years after the first date on which CIT deferred interest (whether due to an optional deferral or mandatory deferral) or the maturity date.

     “Qualifying Preferred Stock” means perpetual preferred stock that ranks pari passu with or junior to all of our other outstanding preferred stock and either (1) (x) is subject to the requirement that if we redeem or defease, or if we or our affiliates purchase, any such perpetual preferred stock, we shall intend to redeem, defease or purchase such perpetual preferred stock only to the extent that the aggregate amount of such perpetual preferred stock to be redeemed, defeased or purchased is equal to or less than the net proceeds we or our affiliates have received during the six months prior to the date of such redemption, purchase or defeasance from the sale or issuance to third-party purchasers of qualifying securities and (y) has a provision that prohibits CIT from making any distributions thereon upon our failure to satisfy one or more financial tests that has been recognized as meaningful by each nationally recognized statistical rating organization that provides a rating on any of our securities or (2) is subject to a replacement capital covenant, as identified by CIT’s board of directors, that restricts us from redeeming, defeasing or purchasing such perpetual preferred stock except to the extent of certain specified percentages of the net proceeds of specified securities that have terms and provisions at the time of redemption, defeasance or purchase that are as or more equity-like than the securities then being redeemed, defeased or purchased, raised within the six month period prior to the applicable redemption, defeasance or purchase date. As used in this paragraph, “qualifying securities” means: (i) our common stock or (ii) other securities or combinations of securities which rank equally with or junior to the Qualifying Preferred Stock and have equal or greater equity characteristics as the Qualifying Preferred Stock, at the date of purchase, except that if we issue securities to any of our subsidiaries, such securities will be deemed to be qualifying securities only if such subsidiary receives net proceeds in an equal or greater amount from the contemporaneous issuance to a person other than us or our other subsidiaries of securities having the characteristics described above.

     A “Market Disruption Event” or “MDE” means the occurrence, or existence of any of the following events or sets of circumstances:

  CIT would be required to obtain the consent or approval of its shareholders or a regulatory body (including, without limitation, any securities exchange) or governmental authority to issue such common stock or Qualifying Preferred Stock and such consent or approval has not yet been obtained despite CIT’s commercially reasonable efforts to obtain such consent or approval;

  trading in securities generally on the New York Stock Exchange or any other national securities exchange or over-the-counter market on which our common stock and/or Qualifying Preferred Stock is then listed or traded, or trading in any of our securities (or any options or futures contracts related to our securities) on any exchange or in the over-the-counter market, is suspended or the settlement of such trading generally is materially disrupted or minimum prices are established on any such exchange or such market by the Securities and Exchange Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction such that trading shall have been materially disrupted;

  a material disruption or banking moratorium occurs or has been declared in commercial banking or securities settlement or clearance services in the United States;

  there is such a material adverse change in general domestic or international economic, political or financial conditions, including, without limitation, as a result of terrorist activities, or the effect of international conditions on the financial markets in the United States is such, that trading in any of our securities is materially disrupted; or

  an event occurs and is continuing as a result of which the offering document for such offer and sale of securities would, in our reasonable judgment, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and either (1) the disclosure of that event at such time, in CIT’s reasonable judgment, would have a material adverse effect on its business or (2) the disclosure relates to a previously undisclosed proposed or pending material business transaction, the disclosure of which would impede CIT’s ability to consummate such transaction, provided that no single suspension period contemplated by this bullet point may exceed 90 consecutive days and multiple suspension periods contemplated by this bullet point may not exceed an aggregate of 180 days in any 360-day period.

     Any interest payment made pursuant to the APM will first be allocated to payment of the interest due on the interest payment date for the current interest period. Any payment of interest in excess of the amount of interest due on that interest payment date for the current interest period will be applied first against any then existing accrued and unpaid interest with respect to prior interest periods for which interest must be paid pursuant to the APM, in chronological order beginning with the earliest interest period for which interest has not been paid in full and for which such interest must be paid pursuant to the APM, including compounded interest.

     In the event that we defer an interest payment on the notes and on other securities that rank equally with the notes and contain similar requirements to pay interest pursuant to the APM, we will apply any net proceeds so raised on a pro rata basis towards our obligations to pay interest on the notes and such equally ranking securities in proportion to the total amounts that are due on the notes and such securities, or on such other basis as any regulatory authority may instruct (taking into account the availability of proceeds of preferred shares or other securities to settle deferred interest under any such other equally ranking securities).

Payment Restrictions

     On any date on which accrued interest on the notes through the most recent interest payment date has not been paid in full and until such time as all accrued and unpaid interest on the notes, together with any compounded interest, is paid in full, we will not, and will not permit any of our subsidiaries to, declare or pay any dividends or any distributions on, or make any payments of interest, principal or premium, or any guarantee payments on, or redeem, purchase, acquire or make a liquidation payment on, any capital stock of CIT, debt securities that rank equal or junior to the notes or guarantees that rank equal or junior to the notes, in each case other than:

  purchases of our capital stock in connection with employee or agent benefit plans or under any dividend reinvestment plan;

  purchases or repurchases of shares of our capital stock pursuant to a contractually binding requirement to buy stock existing prior to the beginning of any interest deferral period, whether optional or mandatory, including under a contractually binding stock repurchase plan;

  in connection with the reclassification of any class or series of our capital stock, or the exchange or conversion of one class or series of our capital stock for or into another class or series of our capital stock;

  the purchase of fractional interests in shares of our capital stock in connection with the conversion or exchange provisions of that capital stock or the security being converted or exchanged;

  dividends or distributions in the form of our capital stock or rights to acquire our capital stock (where such capital stock is the same stock on which the dividend is being paid or ranks pari passu or junior to such stock), or repurchases or redemptions of common stock solely from the issuance or exchange of common stock;

  any declaration of a dividend in connection with the implementation of a shareholder rights plan, or issuances of capital stock under any such plan in the future, or redemptions or repurchases of any rights outstanding under a shareholder rights plan;

  acquisitions of our capital stock previously issued in connection with acquisitions of businesses made by us (which acquisitions of our capital stock are made by us in connection with the satisfaction of indemnification obligations of the sellers of such businesses);

  the payment of any dividend within 60 days after the date of declaration thereof, if the date of declaration was prior to the beginning of any interest deferral period, whether optional or mandatory;

  any payment of current interest in respect of debt securities that rank equally with the notes (“parity debt securities”) having the same interest payment date as the notes made ratably to the holders of one or more series of such parity debt securities and the notes in proportion to the respective amounts due on such parity debt securities, on the one hand, and on the notes, on the other hand;

  any payment of principal in respect of parity debt securities having the same maturity date as the notes made ratably to the holders of one or more series of such parity debt securities and the notes in proportion to the respective amounts due on such parity debt securities, on the one hand, and on the notes, on the other hand; or

  any payment in respect of guarantees that rank equally with the notes (“parity guarantees”) made ratably to the beneficiaries of one or more of such parity guarantees and the holders of the notes in proportion to the respective accrued and unpaid amounts due on such parity guarantees, on the one hand, and accrued and unpaid amounts on the notes, on the other hand.

Limitation on Claims in the Event of our Bankruptcy, Insolvency or Receivership

     The indenture provides that a holder of notes, by such holder’s acceptance of the notes, agrees that in certain events of our bankruptcy, insolvency or receivership prior to the maturity or redemption of any notes, whether voluntary or not, such holder of notes will have no claim for, and thus no right to receive, mandatorily deferred and unpaid interest (including compounded interest thereon) to the extent the amount of such interest exceeds two years of accrued and unpaid mandatorily deferred interest. We refer to the unpaid interest for which the holder has no claim pursuant to the limitations described in this paragraph as “foregone interest.”

Events of Default

     An “Event of Default” means any one of the following events that occurs with respect to the notes:

  we fail to pay interest on the notes for 30 days after payment was due; provided, however that a default under this bullet point will not occur if we have deferred interest, as permitted under the indenture, in connection with an optional or mandatory deferral;

  we fail to make the principal or any premium payment on the notes when due;

  we defer interest, whether at our option or mandatorily, or a combination thereof, for more than ten consecutive years without accrued and unpaid interest being paid in full; or

  we or a court take certain actions relating to the bankruptcy, insolvency or reorganization of our company.

     The Events of Default contained in the indenture (and the circumstances under which payment of the notes could be accelerated) will not include failure to comply with certain covenants in the indenture, including, but not limited to, the covenant to use commercially reasonable efforts to sell certain of our equity securities as described under “—Alternative Payment Mechanism.”

Defeasance; Satisfaction and Discharge

     The defeasance, satisfaction and discharge provisions of the indenture will apply to the notes. You should refer to the description of these provisions under “Description of Debt Securities—Discharge; Defeasance and Covenant Defeasance” in the attached prospectus.

Modification and Waiver

  Modification of Indenture

     The modification provisions of the indenture will apply to the notes. You should refer to the description of these provisions under “Description of Debt Securities—Modification of Indenture” in the attached prospectus.

  Waiver of Default

     The holders of not less than a majority in aggregate principal amount of the notes then outstanding notes may, on behalf of the holders of all notes, waive any past default under the indenture except a default in the payment of principal, premium, if any, or any interest on the notes and a default in respect of a covenant or provision of the indenture which cannot be modified or amended without the consent of each holder of the notes then outstanding.

Agreement Regarding Certain Tax Treatment

     The notes will provide that, by acceptance of a note, or a beneficial interest therein, each holder of a note agrees to treat the notes as indebtedness for U.S. federal income tax purposes.

Governing Law

     The indenture and the notes will be governed by, and construed in accordance with, the laws of the State of New York.

Book-Entry Debt Securities

     The Depository Trust Company, or DTC, will act as securities depository for the notes. The notes will be issued as fully registered securities in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC. This means that certificates will not be issued to each holder of the notes. One or more certificates in fully registered form will be issued in an aggregate principal amount of the notes, and will be deposited with DTC. See “Description of Debt Securities—Global Securities” and “Description of Debt Securities—Global Clearance and Settlement Procedures,” in the attached prospectus.

About the Trustee

     The Bank of New York (as successor to JPMorgan Chase Bank, N.A.) is the trustee under the indenture and will be the principal paying agent, calculation agent and registrar for the notes. We have entered, and from time to time may continue to enter, into banking or other relationships with The Bank of New York or its affiliates. See “Description of Debt Securities—Concerning the Trustee” in the attached prospectus.

Miscellaneous

     CIT will have the right at all times to assign any of its respective rights or obligations under the indenture to a direct or indirect wholly-owned subsidiary of CIT; provided that, in the event of any such assignment, CIT will remain liable for all of its respective obligations. Subject to the foregoing, the indenture will be binding upon and inure to the benefit of the parties thereto and their respective successors and assigns. The indenture provides that it may not otherwise be assigned by the parties thereto.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

     The following is a general discussion of the material U.S. federal income tax considerations relating to the purchase, ownership and disposition of the notes. Except where noted, this discussion only applies to notes that are held as capital assets by holders who purchase the notes upon their original issuance at their initial offering price. This discussion does not describe all of the material tax considerations that may be relevant to holders in light of their particular circumstances or to holders subject to special rules, such as certain financial institutions, insurance companies, tax-exempt entities, certain former citizens or residents of the United States, dealers and traders in securities or persons holding the notes as part of a hedge, straddle or other integrated transaction. In addition, this discussion does not address the effect of any state, local, foreign or other tax laws or any U.S. federal estate, gift or alternative minimum tax considerations. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as in effect on the date hereof, and all of which are subject to change or differing interpretations, possibly with retroactive effect, so as to result in U.S. federal income tax consequences different from those discussed below.

      As used in this prospectus supplement, the term “U.S. Holder” means a beneficial owner of a note that is for U.S. federal income tax purposes:

  an individual citizen or resident of the United States;

  a corporation (or other entity taxable as a corporation) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

  an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

  a trust with respect to which (i) a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions, or (ii) a valid election is in effect under applicable Treasury regulations to be treated as a U.S. person.

     The term “Non-U.S. Holder” means a beneficial owner of a note that is neither a U.S. Holder nor a partnership (or other entity treated as a partnership for U.S. federal income tax purposes).

     If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) holds notes, the tax treatment of the partnership and its partners will generally depend on the status of the partner and the activities of the partnership and its partners. If you are a partnership (or other entity that is treated as a partnership for U.S. federal income tax purposes) or a partner in such a partnership, you should consult your own tax advisors regarding the U.S. federal income tax considerations of the purchase, ownership and disposition of notes.

     Persons considering the purchase of notes should consult their own tax advisors regarding the U.S. federal income tax considerations relating to the purchase, ownership and disposition of notes in light of their particular circumstances, as well as the effect of any state, local, foreign or other tax laws.

Classification of the Notes

     The determination of whether a security should be classified as indebtedness or equity for U.S. federal income tax purposes requires a judgment based on all relevant facts and circumstances. There is no statutory, judicial or administrative authority that directly addresses the U.S. federal income tax treatment of securities similar to the notes, and no rulings have been sought or are expected to be sought from the Internal Revenue Service (the “IRS”). In connection with the issuance of the notes, Shearman & Sterling LLP, our special tax counsel, will provide us with its opinion generally to the effect that under then current law and assuming full compliance with the terms of the subordinated indenture and other relevant documents, and based on the facts and assumptions contained in such opinion and certain representations provided by us, the notes will be treated as indebtedness for U.S. federal income tax purposes (although there is no controlling authority directly on point). Such opinion is not binding on the IRS or any court, and there can be no assurance that the IRS or a court will agree with such opinion. If the IRS were to challenge successfully the classification of the notes as indebtedness, interest payments on the notes would be treated for such purposes as dividends to the extent of our current or accumulated earnings and profits. In the case of Non-U.S. Holders, distributions treated as dividends would be subject to withholding of U.S.

federal income tax, except to the extent provided by an applicable income tax treaty. Holders should consult their own tax advisors regarding the tax consequences if the notes are not treated as indebtedness for U.S. federal income tax purposes.

     We agree, and by acquiring a note each holder of a note will agree, to treat the notes as indebtedness for U.S. federal income tax purposes. The remainder of this discussion assumes the notes will be treated as indebtedness for U.S. federal income tax purposes.

U.S. Holders

Interest Income and Original Issue Discount

     Under applicable Treasury regulations, the possibility that interest on the notes might be deferred could result in the notes being treated as issued with original issue discount (“OID”), unless the likelihood of such deferral is remote within the meaning of the regulations. We believe that the likelihood of interest deferral, either optional or mandatory, on the notes is remote within the meaning of the Treasury regulations and therefore that the possibility of such deferral will not result in the notes being treated as issued with OID. Based on the foregoing, we believe that, although the matter is not free from doubt, the notes will not be considered to be issued with OID. Accordingly, interest paid on the notes will be taxable to a U.S. Holder as ordinary interest income at the time it accrues or is received in accordance with such U.S. Holder’s method of accounting for U.S. federal income tax purposes.

     However, there can be no assurance that the IRS or a court will agree with this position. The meaning of the term “remote” in the Treasury regulations has not been addressed in any rulings or other interpretations by the IRS or by any court. The IRS may take a position contrary to that described above, which could affect the amount and timing of income, as described below, and potentially the character of income (including gain) from the notes. U.S. Holders should consult their own tax advisors regarding the appropriate tax treatment of income on the notes.

     If the possibility of interest deferral were determined not to be remote, the notes would be treated as issued with OID at the time of issuance and all stated interest would be treated as OID. In such case, a U.S. Holder would be required to include stated interest in income as it accrues, regardless of its method of accounting, using a constant yield method, and actual cash payments of interest on the notes would not be reported as taxable income.

     Further, even assuming that the possibility of interest deferral is remote, if interest payments on the notes are deferred (either optionally or mandatorily), the notes will be treated as issued with OID at the time of such deferral and all stated interest due after such deferral will be treated as OID. Consequently, a U.S. Holder of notes would be required to include OID in its gross income in the manner described above even though we would not make any actual cash payments during a deferral period.

     We intend to take the position that the sale of the notes offered by this prospectus supplement will be a qualified reopening of the notes issued on January 31, 2007 for purposes of the OID rules. Consequently, for U.S. federal income tax purposes, such notes will have the same issue date, issue price and (with respect to holders) adjusted issue price as the notes issued on January 31, 2007. A portion of the purchase price of the notes will reflect interest accrued from January 31, 2007 (“pre-issuance accrued interest”). We will treat the notes as having been sold for an amount that excludes any pre-issuance accrued interest. Based on this treatment, a portion of the first stated interest payment equal to any excluded pre-issuance accrued interest will be treated as a return of such pre-issuance accrued interest and will not be taxable as interest on the notes.

Bond Premium and Market Discount

Depending on the purchase price for the notes, the notes may have amortizable bond premium or market discount. The prospectus discusses the general rules regarding amortizable bond premium and market discount. However, the nature of our redemption rights on the notes may affect the determination and amortization or accrual of bond premium and market discount. U.S. Holders are encouraged to consult their own tax advisors regarding the application of the bond premium and market discount rules to their purchase of the notes.

Sale, Exchange, Redemption or Retirement of the Notes

     Upon the sale, exchange, redemption or retirement of a note, a U.S. Holder will generally recognize gain or loss equal to the difference between the amount realized (less any amount attributable to accrued but unpaid interest, which will be taxable as ordinary interest income to the extent not previously included in gross income) on the sale, exchange, redemption or retirement and such U.S. Holder’s adjusted tax basis in the note. Assuming that there has been no deferral of interest on the notes and that the notes are not deemed to be issued with OID, a U.S. Holder’s adjusted tax basis in the notes generally will be its initial purchase price (not including the amount paid with respect to the pre-issuance accrued interest) increased by the amount of any accrued market discount previously included in the holder’s gross income and reduced by the amount of any amortizable bond premium applied to reduce interest on the note. If the notes are deemed to be issued with OID, a U.S. Holder’s tax basis in the notes generally will be its initial purchase price (not including the amount paid with respect to the pre-issuance accrued interest), increased by OID and any market discount previously includible in that U.S. Holder’s gross income to the date of disposition and decreased by any amortized bond premium and payments received on the notes from and including the date that the notes were deemed to be issued with OID. Such gain or loss generally will be capital gain or loss and generally will be long-term capital gain or loss if the notes have been held for more than one year. However, based on the redemption provisions of the notes and the possibility of foregone interest in certain events of our bankruptcy, insolvency, or receivership, the IRS may take the position that, contrary to our belief, any gain from the disposition of the notes should be treated as ordinary income rather than capital gain. A U.S. Holder that is an individual is generally entitled to preferential treatment for net long-term capital gains. The ability of a U.S. Holder to deduct capital losses is limited.

Information Reporting and Backup Withholding

     Information reporting requirements generally apply in connection with payments on the notes to, and the proceeds from a sale or other disposition of the notes by, non-corporate U.S. Holders. A U.S. Holder will be subject to backup withholding tax on these payments if the U.S. Holder fails to provide its taxpayer identification number to the paying agent and comply with certain certification procedures or otherwise establish an exemption from backup withholding. Any backup withholding from a payment to a U.S. Holder will be allowed as a credit against such U.S. Holder’s U.S. federal income tax liability and may entitle such U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

Non-U.S. Holders

     Assuming that the notes will be treated as indebtedness for U.S. federal income tax purposes, no withholding of U.S. federal income tax will apply to a payment of interest on a note to a Non-U.S. Holder under the “Portfolio Interest Exemption,” provided that:

  such payment is not effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if certain income tax treaties apply, such payment is not attributable to a permanent establishment maintained by the Non-U.S. Holder within the United States);

  the Non-U.S. Holder does not actually or constructively own ten percent or more of the total combined voting power of all classes of our stock entitled to vote;

  the Non-U.S. Holder is not a controlled foreign corporation that is related directly or constructively to us through stock ownership;

  the Non-U.S. Holder is not a bank that acquired the notes in consideration for an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business; and

  the Non-U.S. Holder provides the withholding agent, in accordance with specified procedures, with a statement to the effect that such holder is not a U.S. person (generally through the provision of a properly executed IRS Form W-8BEN).

     If a Non-U.S. Holder cannot satisfy the requirements of the Portfolio Interest Exemption described above, payments of interest on the notes (including payments in respect of OID, if any, on the notes) made to such Non-U.S. Holder will be subject to a 30 percent U.S. federal withholding tax, unless that holder provides the withholding agent with a properly executed statement (i) claiming an exemption from or reduction of withholding tax under an applicable income tax treaty; or

(ii) stating that the payment on the notes is not subject to withholding tax because it is effectively connected with that holder’s conduct of a trade or business in the United States.

     If a Non-U.S. Holder is engaged in a trade or business in the United States and the interest on the notes is effectively connected with the conduct of that trade or business (and, if certain income tax treaties apply, is attributable to a permanent establishment maintained by the U.S. Holder within the United States), that Non-U.S. Holder will be subject to U.S. federal income tax on the interest on a net income basis in the same manner as if that Non-U.S. Holder were a U.S. Holder. In addition, a Non-U.S. Holder that is a foreign corporation that is engaged in a trade or business in the United States may be subject to a 30 percent (or, if certain income tax treaties apply, lower rates as provided in such treaties) branch profits tax.

     Any gain realized by a Non-U.S. Holder on the sale, exchange, redemption or retirement of a note generally will not be subject to U.S. federal income tax unless:

  such gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if certain income tax treaties apply, is attributable to a permanent establishment maintained by the Non-U.S. Holder within the United States); or

  the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met.

     In general, information reporting and backup withholding will not apply to a payment of interest on a note to a Non-U.S. Holder, or to proceeds from the disposition of a note by a Non-U.S. Holder, in each case, if the holder certifies under penalties of perjury that it is a Non-U.S. Holder and neither we nor our paying agent has actual knowledge (or reason to know) to the contrary. Any amounts withheld under the backup withholding rules will be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided the required information is timely furnished to the IRS. In general, if a note is not held through a qualified intermediary, the amount of payments made on that note, the name and address of the beneficial owner and the amount, if any, of tax withheld may be reported to the IRS.

     THE U.S. FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER’S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.

UNDERWRITING

     Under the terms and subject to the conditions contained in an underwriting agreement dated the date hereof, the underwriters named below, for whom J.P. Morgan Securities Inc., Lehman Brothers Inc. and UBS Securities LLC are acting as representatives, have severally agreed to purchase, and we have agreed to sell to them, severally, the respective principal amount of the notes set forth opposite their names below:

Principal amount
Name	of notes
J.P. Morgan Securities Inc.	$50,000,000
Lehman Brothers Inc.	95,000,000
UBS Securities LLC	50,000,000
Bear, Stearns & Co. Inc.	50,000,000
Blaylock & Company, Inc.	5,000,000
Total	$250,000,000

     The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the notes are subject to the approval of certain legal matters by counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the notes if any notes are taken.

     The underwriters initially propose to offer part of the notes directly to the public at the public offering price set forth on the cover page of this prospectus supplement and may offer the notes to certain dealers at prices less a concession not in excess of 0.60% of the principal amount of the notes. Any underwriter may allow, and dealers may reallow, a selling concession not in excess of 0.30% of the principal amount of the notes to certain other dealers. After the initial offering of the notes, the offering price and other selling terms may from time to time be varied by the representatives.

     The notes offered by this prospectus supplement constitute a further issuance of, and will form a single series with, the 6.10% Junior Subordinated Notes due March 15, 2067 issued on January 31, 2007 in an aggregate principal amount of $500,000,000. The notes offered hereby will have the same CUSIP number and will trade interchangeably with the previously issued notes immediately upon settlement.

     We have agreed that without the prior consent of the representatives, we will not offer, sell, contract to sell or otherwise dispose of any of our debt securities that are substantially similar to the notes for a period beginning the date of execution of the underwriting agreement and continuing to and including the date of completion of this offering with the exception of commercial paper issued in the ordinary course of business.

     The expenses of the offering, not including the underwriting discount, are estimated at $300,000 and are payable by CIT.

     We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriters may be required to make in respect thereof.

     The notes are offered for sale only in those jurisdictions in the United States where it is legal to make such offers.

     We have been advised by the underwriters that they intend to make a market in the notes but they are not obligated to do so and may discontinue any market-making activities at any time without notice. No assurance can be given as to the liquidity of, or the trading markets for, the notes.

     The following table shows the underwriting discounts and commissions that we are to pay to the underwriters for the notes:

Per Note	1.000%
Total	$2,500,000

     In connection with this offering and in accordance with applicable law and industry practice, the underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the notes at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

  A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

  A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

  A penalty bid means an arrangement that permits the underwriters to reclaim a selling concession from a syndicate member in connection with the offering when notes originally sold by the syndicate member are purchased in syndicate covering transactions.

     From time to time, certain of the underwriters have provided, and may provide, various financial advisory or investment banking services to us and our affiliates, for which they have received and may continue to receive customary fees and commissions.

LEGAL MATTERS

     Certain legal matters in connection with the offering of the notes will be passed upon for us by Shearman & Sterling LLP, New York, New York. Certain legal matters in connection with the offering of the notes will be passed upon for the underwriters by Wilmer Cutler Pickering Hale and Dorr LLP.

WHERE YOU CAN FIND MORE INFORMATION

     CIT Group Inc. files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission, or the SEC. Our SEC filings are available to the public over the Internet at the SEC’s Web site at http://www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Such information may also be inspected at The New York Stock Exchange, 20 Broad Street, New York, New York 10005. You can also find information about us by visiting our Web site at www.cit.com. We have included our Web site address as an inactive textual reference only. Information on our Web site is not incorporated by reference into and does not form a part of this prospectus supplement or the accompanying prospectus.

     We are incorporating by reference into this prospectus supplement and the accompanying prospectus the information that CIT Group Inc. files with the SEC, which means that we can disclose important information to you by referring you to those documents that have been filed with the SEC. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede the previously filed information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, other than any portions of the respective filings that were furnished, under applicable SEC rules, rather than filed, until the completion of this offering.

     We incorporate by reference the documents listed below.

  our Annual Report on Form 10-K for the year ended December 31, 2006 (the “Annual Report”); and

  our Current Reports on Form 8-K filed with the SEC on January 9, 2007, January 17, 2007, January 23, 2007, January 25, 2007, January 30, 2007, February 1, 2007, February 6, 2007, February 13, 2007 (two filings), February 21, 2007, February 27, 2007, March 6, 2007 and March 9, 2007.

     You may request a copy of these filings at no cost by writing or telephoning us at the following address or phone number:

     Glenn A. Votek
     Executive Vice President And Treasurer
     CIT Group Inc.
     1 CIT Drive
     Livingston, New Jersey 07039
     (973) 740-5000

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PROSPECTUS

CIT GROUP INC.
Common Stock
Preferred Stock
Senior Debt Securities
Subordinated Debt Securities

      CIT Group Inc. may from time to time offer and sell shares of common stock, shares of preferred stock, senior debt securities or subordinated debt securities covered by this prospectus independently, or together in any combination that may include other securities set forth in an accompanying prospectus supplement, for sale directly to purchasers or through underwriters, dealers or agents to be designated at a future date.

      We will provide the specific terms and prices of the securities that we may offer in supplements to this prospectus. The prospectus supplements may also add to, update or change information contained in this prospectus. This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement. You should read this prospectus and any applicable prospectus supplement carefully before you invest in the securities.

      Our common stock is listed on the New York Stock Exchange under the symbol “CIT.”

      We may sell securities to or through underwriters, dealers or agents. For additional information on the method of sale, you should refer to the section entitled “Plan of Distribution.” The names of any underwriters, dealers or agents involved in the sale of any securities and the specific manner in which they may be offered will be set forth in the prospectus supplement covering the sale of those securities.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 19, 2006.

ABOUT THIS PROSPECTUS

      The information contained in this prospectus is not complete and may be changed. You should rely only on the information provided in or incorporated by reference in this prospectus, any prospectus supplement, or documents to which we otherwise refer you. We have not authorized anyone else to provide you with different information. We are not making an offer of any securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is accurate as of any date other than the date of the document in which such information is contained or such other date referred to in such document, regardless of the time of any sale or issuance of a security.

      This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. This prospectus provides you with a general description of the securities we may offer. Each time we sell or issue securities, we will provide a prospectus supplement and, if applicable, a pricing supplement, that will contain specific information about the terms of that specific offering of securities and the specific manner in which they may be offered. The prospectus supplement and any applicable pricing supplement may also add to, update or change any of the information contained in this prospectus. The prospectus supplement and any applicable pricing supplement may also contain information about any material U.S. federal income tax considerations relating to the securities described in the prospectus supplement. You should read both this prospectus, the applicable prospectus supplement and any applicable pricing supplement, together with the additional information described under “Where You Can Find More Information.” You should read the entire prospectus and the applicable prospectus supplement, including the information incorporated by reference, before making an investment decision. As used in this prospectus, the terms “CIT Group Inc.,” “CIT Group,” “CIT,” “we,” “us,” “our” and “the company” refer to CIT Group Inc., unless the context clearly indicates otherwise.

      This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

      The registration statement that contains this prospectus (including the exhibits to the registration statement) contains additional information about us and the securities offered under this prospectus. That registration statement can be read at the SEC web site (www.sec.gov) or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

      We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Such information may also be inspected at The New York Stock Exchange, 20 Broad Street, New York, New York 10005. You can also find information about us by visiting our website at www.cit.com. We have included our website address as an inactive textual reference only. Information on our website is not incorporated by reference into and does not form a part of this prospectus.

      The SEC allows us to incorporate by reference the information we file with it into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede the previously filed information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than any portions of the respective filings that were furnished, under applicable SEC rules, rather than filed, until we complete our offerings of the securities:

•	our Annual Report on Form 10-K for the year ended December 31, 2004, as amended by Amendment No. 1 and Amendment No. 2 to such Annual Report;

•	our Definitive Proxy Statement filed with the SEC on April 6, 2005;

•	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2005, as amended by Amendment No. 1 to such Quarterly Report;

•	our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2005, as amended by Amendment No. 1 to such Quarterly Report;

•	our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2005, as amended by Amendment No. 1 to such Quarterly Report;

•	our Current Reports on Form 8-K filed with the SEC on January 3, 2005, January 6, 2005, January 7, 2005, January 18, 2005, January 19, 2005, February 24, 2005, March 2, 2005, March 30, 2005, April 20, 2005, July 6, 2005, July 20, 2005, August 16, 2005, August 18, 2005, August 26, 2005, September 15, 2005, September 30, 2005, October 19, 2005, October 20, 2005, November 15, 2005, December 2, 2005, December 9, 2005, December 13, 2005, December 14, 2005, December 22, 2005 and January 18, 2005; and

•	the description of our common stock contained in Form 8-A filed on June 26, 2002, and any amendment or report filed under the Exchange Act for the purpose of updating such description.

      You may request a copy of these filings at no cost by writing or telephoning us at the following address or phone number:

Glenn Votek Executive Vice President and Treasurer CIT Group Inc. 1 CIT Drive Livingston, New Jersey 07039 (973) 740-5000

FORWARD-LOOKING STATEMENTS

      This prospectus, the prospectus supplement, the documents incorporated by reference in this prospectus and other written reports and oral statements made from time to time by the company may contain “forward-looking statements” within the meaning of the Securities Litigation Reform Act of 1995. Forward-looking statements relate to expectations or forecasts of future events. They use words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “project,” “intend,” “plan,” “potential,” “will,” and other words and terms of similar meaning in connection with a discussion of potential future events, circumstances or future operating or financial performance. You can also identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. Any forward-looking statements contained in this prospectus, the prospectus supplement and the documents incorporated by reference in this prospectus are subject to unknown risks, uncertainties and contingencies. Forward-looking statements are included, for example, in the discussions about:

•	our liquidity risk management;

•	our credit risk management;

•	our asset and liability risk management;

•	our funding, borrowing costs and net finance margin;

•	our capital, leverage and credit ratings;

•	our operational and legal risks;

•	our ability to remediate the material weakness in internal controls related to income taxes;

•	our growth rates;

•	our commitments to extend credit or purchase equipment; and

•	how we may be affected by legal proceedings.

      All forward-looking statements involve risks and uncertainties, many of which are beyond our control, which may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. Also, forward-looking statements are based upon management's estimates of fair values and of future costs, using currently available information. Therefore, actual results may differ materially from those expressed or implied in those statements. Factors that could cause such differences include, but are not limited to:

•	risks of economic slowdown, downturn or recession;

•	industry cycles and trends;

•	demographic trends;

•	risks inherent in changes in market interest rates and quality spreads;

•	funding opportunities and borrowing costs;

•	changes in funding markets, including commercial paper, term debt and the asset-backed securitization markets;

•	uncertainties associated with risk management, including credit prepayment, asset/liability, interest rate and currency risks;

•	adequacy of reserves for credit losses, including amounts related to hurricane losses and U.S. hub carrier airlines;

•	risks associated with the value and recoverability of leased equipment and lease residual values;

•	changes in laws or regulations governing our business and operations;

•	changes in competitive factors; and

•	future acquisitions and dispositions of businesses or asset portfolios.

      Any or all of our forward-looking statements here or in other publications may turn out to be wrong, and there are no guarantees about the performance of the company. The company does not assume the obligation to update any forward-looking statement for any reason.

DESCRIPTION OF DEBT SECURITIES

      This section contains a description of the general terms and provisions of the debt securities that may be offered by this prospectus. We may issue senior debt securities and subordinated debt securities under one of two separate indentures to be entered into between us and JPMorgan Chase Bank, N.A., as trustee. Senior debt securities will be issued under a senior indenture and subordinated debt securities will be issued under a subordinated indenture. The senior indenture and the subordinated indenture are referred to in this prospectus individually as the “indenture” and collectively as the “indentures.” The indentures may be supplemented from time to time.

      This prospectus briefly outlines some of the provisions of the indentures. The following summary of the material provisions of the indentures is qualified in its entirety by the provisions of the indentures, including definitions of certain terms used in the indentures. Wherever we refer to particular sections or defined terms of the indentures, those sections or defined terms are incorporated by reference in this prospectus or the applicable prospectus supplement. You should review the indentures that are filed as exhibits to the registration statement of which this prospectus forms a part for additional information.

      In addition, the material specific financial, legal and other terms as well as any material U.S. federal income tax consequences particular to securities of each series will be described in the prospectus supplement relating to the securities of that series. The prospectus supplement may or may not modify the general terms found in this prospectus and will be filed with the SEC. For a complete description of the terms of a particular series of debt securities, you should read both this prospectus and the prospectus supplement relating to that particular series.

General

      Neither indenture limits the amount of debt that we may issue under the indenture or otherwise. Under the indentures, we may issue the securities in one or more series with the same or various maturities, at par or a premium, or with original issue discount.

      Unless otherwise specified in the prospectus supplement, the debt securities covered by this prospectus will be our direct unsecured obligations. Senior debt securities will rank equally with our other unsecured and unsubordinated indebtedness. Subordinated debt securities will be unsecured and subordinated in right of payment to the prior payment in full of all of our senior indebtedness. See “—Subordination” below. Any of our secured indebtedness will rank ahead of the debt securities to the extent of the value of the assets securing such indebtedness.

      We conduct operations primarily through our subsidiaries and substantially all of our consolidated assets are held by our subsidiaries. Accordingly, our cash flow and our ability to meet our obligations under the debt securities will be largely dependent on the earnings of our subsidiaries and the distribution or other payment of these earnings to us in the form of dividends, loans or advances and repayment of loans and advances from us. Our subsidiaries are separate and distinct legal entities and have no obligation to pay the amounts that will be due on our debt securities or to make any funds available for payment of amounts that will be due on our debt securities. Because we are a holding company, our obligations under our debt securities will be effectively subordinated to all existing and future liabilities of our subsidiaries. Therefore, our rights, and the rights of our creditors, including the rights of the holders of the debt sec urities, to participate in any distribution of assets of any of our subsidiaries, if such subsidiary were to be liquidated or reorganized, are subject to the prior claims of the subsidiary's creditors. To the extent that we may be a creditor with recognized claims against our subsidiaries, our claims will still be effectively subordinated to any security interest in, or mortgages or other liens on, the assets of the subsidiary that are senior to us.

      The prospectus supplement relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include, among other terms, some or all of the following, as applicable:

•	the title and series of such debt securities, which may include medium-term notes;

•	the total principal amount of the series of debt securities and whether there shall be any limit upon the aggregate principal amount of such debt securities;

•	the date or dates, or the method or methods, if any, by which such date or dates will be determined, on which the principal of the debt securities will be payable;

•	the rate or rates at which such debt securities will bear interest, if any, which rate may be zero in the case of certain debt securities issued at an issue price representing a discount from the principal amount payable at maturity, or the method by which such rate or rates will be determined (including, if applicable, any remarketing option or similar method), and the date or dates from which such interest, if any, will accrue or the method by which such date or dates will be determined;

•	the date or dates on which interest, if any, on such debt securities will be payable and any regular record dates applicable to the date or dates on which interest will be so payable;

•	the place or places where the principal of or any premium or interest on such debt securities will be payable, where any of such debt securities that are issued in registered form may be surrendered for registration of, transfer or exchange, and where any such debt securities may be surrendered for conversion or exchange;

•	if such debt securities are to be redeemable at our option, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which such debt securities may be redeemed, in whole or in part, at our option;

•	provisions specifying whether we will be obligated to redeem or purchase any of such debt securities pursuant to any sinking fund or analogous provision or at the option of any holder of such debt securities and, if so, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which such debt securities will be redeemed or purchased, in whole or in part, pursuant to such obligation, and any provisions for the remarketing of such debt securities so redeemed or purchased;

•	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which any debt securities to be issued in registered form will be issuable and, if other than a denomination of $5,000, the denominations in which any debt securities to be issued in bearer form will be issuable;

•	provisions specifying whether the debt securities will be convertible into other securities of CIT and/or exchangeable for securities of CIT or other issuers and, if so, the terms and conditions upon which such debt securities will be so convertible or exchangeable;

•	if other than the principal amount, the portion of the principal amount (or the method by which such portion will be determined) of such debt securities that will be payable upon declaration of acceleration of the maturity thereof;

•	if other than U.S. dollars, the currency of payment, including composite currencies, of the principal of, and any premium or interest on any of such debt securities;

•	provisions specifying whether the principal of, and any premium or interest on such debt securities will be payable, at the election of CIT or a holder of debt securities, in a currency other than that in which such debt securities are stated to be payable and the date or dates on which, the period or periods within which, and the other terms and conditions upon which, such election may be made;

•	any index, formula or other method used to determine the amount of payments of principal of, any premium or interest on such debt securities;

•	provisions specifying whether such debt securities are to be issued in the form of one or more global securities and, if so, the identity of the depositary for such global security or securities;

•	provisions specifying whether such debt securities are senior debt securities or subordinated debt securities and, if subordinated debt securities, the specific subordination provisions applicable thereto;

•	in the case of subordinated debt securities, provisions specifying the relative degree, if any, to which such subordinated debt securities of the series will be senior to or be subordinated in right of payment to other series of subordinated debt securities or other indebtedness of CIT, as the case may be, whether such other series of subordinated debt securities or other indebtedness is outstanding or not;

•	any deletions from, modifications of or additions to the events of default or covenants of CIT with respect to such debt securities;

•	terms specifying whether the provisions described below under “—Discharge; Defeasance and Covenant Defeasance” will be applicable to such debt securities;

•	terms specifying whether any of such debt securities are to be issued upon the exercise of warrants, and the time, manner and place for such debt securities to be authenticated and delivered; and

•	any other terms of such debt securities and any other deletions from or modifications or additions to the applicable indenture in respect of such debt securities.

      The prospectus supplement relating to debt securities being offered pursuant to this prospectus will be attached to the front of this prospectus.

      We may from time to time, without the consent of the existing holders of the debt securities, create and issue further debt securities having the same terms and conditions as the previously issued debt securities in all respects, except for the issue date, issue price and, if applicable, the first payment of interest thereon. Such debt securities will be fungible with the previously issued notes to the extent specified in the applicable prospectus supplement or pricing supplement.

      We may also in the future issue debt securities other than the debt securities described in this prospectus. There is no requirement that any other debt securities that we issue be issued under either of the indentures described in this prospectus. Thus, any other debt securities that we may issue may be issued under other indentures or documentation containing provisions different from those included in the indentures or applicable to one or more issues of the debt securities described in this prospectus.

Negative Pledge

      Neither indenture limits the amount of other securities that we or our subsidiaries may issue. However, each indenture contains a provision that we refer to in this prospectus as the “Negative Pledge” that provides that we will not pledge or otherwise subject to any lien any of our property or assets to secure indebtedness for money borrowed that is incurred, issued, assumed or guaranteed by us, subject to certain exceptions.

      The terms of the Negative Pledge do nevertheless permit us to create:

•	liens in favor of any of our subsidiaries;

•	purchase money liens;

•	liens existing at the time of any acquisition that we may make;

•	liens in favor of the United States, any state or governmental agency or department to secure obligations under contracts or statutes;

•	liens securing the performance of letters of credit, bids, tenders, sales contracts, purchase agreements, repurchase agreements, reverse repurchase agreements, bankers' acceptances, leases, surety and performance bonds and other similar obligations incurred in the ordinary course of business;

•	liens upon any real property acquired or constructed by us primarily for use in the conduct of our business;

•	arrangements providing for our leasing of assets, which we have sold or transferred with the intention that we will lease back these assets, if the lease obligations would not be included as liabilities on our consolidated balance sheet;

•	liens to secure non-recourse debt in connection with our leveraged or single-investor or other lease transactions;

•	consensual liens created in our ordinary course of business that secure indebtedness that would not be included in total liabilities as shown on our consolidated balance sheet;

•	liens created by us in connection with any transaction that we intend to be a sale of our property or assets;

•	liens on property or assets financed through tax-exempt municipal obligations;

•	liens arising out of any extension, renewal or replacement, in whole or in part, of any financing permitted under the Negative Pledge, so long as the lien extends only to the property or assets, with improvements, that originally secured the lien; and

•	liens that secure certain other indebtedness which, in an aggregate principal amount then outstanding, does not exceed 10% of our consolidated net worth.

      In addition, under the subordinated indenture pursuant to which any of our senior subordinated debt is issued, we have agreed not to permit:

•	the aggregate amount of senior subordinated indebtedness outstanding at any time to exceed 100% of the aggregate amount of the par value of our capital stock plus our consolidated surplus (including retained earnings); or

•	the aggregate amount of senior subordinated indebtedness and junior subordinated indebtedness outstanding at any time to exceed 150% of the aggregate amount of the par value of the capital stock plus our consolidated surplus (including retained earnings).

      Under the more restrictive of these tests, as of September 30, 2005, we could issue up to approximately $6.1 billion of additional senior subordinated indebtedness.

Consolidation, Merger or Sale

      Subject to the provisions of the Negative Pledge described above, the indentures will not prevent us from consolidating or merging with any other person or selling our assets as, or substantially as, an entirety. However, we have agreed not to consolidate with or merge into any other person or convey or transfer or lease substantially all of our properties and assets to any person, unless, among other things:

•	the successor entity (if other than the company) expressly assumes by a supplemental indenture the due and punctual payment of the principal of, and any premium and any interest on, all the debt securities then outstanding and the performance and observance of every covenant in the indentures that we would otherwise have to perform as if it were an original party to the indentures;

•	the person to which our properties and assets (as an entirety or substantially as an entirety) are sold expressly assumes, as a part of the purchase price, by a supplemental indenture the due and punctual payment of the principal of, and any premium and any interest on, all the debt securities then outstanding and the performance and observance of every covenant in the indentures that we would otherwise have to perform as if it were an original party to the indentures; and

•	the company or the successor entity (if other than the company), or purchaser of our properties and assets, as applicable, is not immediately thereafter in default under the indentures.

      The successor entity or purchaser of our properties and assets, as applicable, will assume all our obligations under the indentures as if it were an original party to the indentures. After assuming the obligations, the successor entity will have all our rights and powers under the indentures.

Events of Default

      An “event of default” means any one of the following events that occurs with respect to a series of debt securities issued under an indenture:

•	we fail to pay interest on any debt security of such series for 30 days after payment was due;

•	we fail to make the principal or any premium payment on any debt security of such series when due;

•	we fail to make any sinking fund payment or analogous obligation when due in respect of any debt securities of such series;

•	we fail to perform any other covenant in the indenture and this failure continues for 30 days after we receive written notice of it (other than any failure to perform in respect of a covenant included in the indenture solely for the benefit of another series of debt securities);

•	any event of default shall have occurred in respect of our indebtedness (including guaranteed indebtedness but excluding any subordinated indebtedness), and, as a result, an aggregate principal amount exceeding $25.0 million of such indebtedness is accelerated prior to its scheduled maturity and such acceleration is not rescinded or annulled within 30 days after we receive written notice; or

•	we or a court take certain actions relating to the bankruptcy, insolvency or reorganization of our company.

      The supplemental indenture or the form of security for a particular series of debt securities may include additional events of default or changes to the events of default described above. The events of default applicable to a particular series of debt securities will be discussed in the prospectus supplement relating to such series.

Other than as specified above, a default under our other indebtedness will not be a default under the indentures for the debt securities covered by this prospectus, and a default under one series of debt securities will not necessarily be a default under another series.

      If an event of default with respect to outstanding debt securities of any series occurs and is continuing, then the trustee or the holders of at least 25% in principal amount of outstanding debt securities of that series may declare, in a written notice, the principal amount (or specified amount) on all debt securities of that series to be immediately due and payable. In the case of certain events of bankruptcy or insolvency of CIT, all unpaid principal amount (or specified amount) of and all accrued and unpaid interest on the outstanding debt securities of such series shall automatically become immediately due and payable.

      The trustee may withhold notice to the holders of our debt securities of any default (except for defaults that involve our failure to pay principal of, premium, if any or interest, if any, or any sinking fund payment, if applicable, on any series of debt securities) if the trustee considers that withholding notice is in the interests of the holders of that series of debt securities.

      At any time after a declaration of acceleration with respect to debt securities of any series has been made, the holders of a majority in principal amount (or specified amount) of the outstanding debt securities of that series, by written notice to us and the trustee, may rescind and annul such declaration and its consequences if:

•	we have paid or deposited with the trustee a sum sufficient to pay overdue interest and overdue principal other than the accelerated interest and principal; and

•	we have cured or the holders have waived all events of default, other than the non-payment of accelerated principal and interest with respect to debt securities of that series, as provided in the applicable indenture.

      We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of the discount securities upon the occurrence of an event of default.

      If a default in the performance or breach of an indenture shall have occurred and be continuing, the holders of not less than a majority in principal amount of the outstanding debt securities of all series under such indenture, by notice to the trustee, may waive any past event of default or its consequences under such indenture. However, an event of default cannot be waived with respect to any series of securities in the following two circumstances:

•	a failure to pay the principal of, and premium, if any, or interest on, any security; or

•	a covenant or provision that cannot be modified or amended without the consent of each holder of outstanding securities of that series.

      Other than its duties in case of a default, the trustee is not obligated to exercise any of its rights or powers under an indenture at the request, order or direction of any holders, unless the holders offer the trustee reasonable indemnity. If they provide this reasonable indemnity, the holders of a majority in principal amount outstanding of any series of debt securities may, subject to certain limitations, direct the time, method and place of conducting any proceeding or any remedy available to the trustee, or exercising any power conferred upon the trustee, for any series of debt securities.

      We are required to deliver to the trustee an annual statement as to our fulfillment of all of our obligations under the indentures.

Modification of Indenture

      The indentures contain provisions permitting us and the trustee to amend, modify or supplement the indentures and any supplemental indenture under which the series of debt securities are issued. Generally, these changes require the consent of the holders of at least a majority of the outstanding principal amount of each series of debt securities affected by the change.

      However, no modification of the maturity date or principal or interest payment terms, no modification of the currency for payment, no impairment of the right to sue for the enforcement of payment at the maturity of the debt security, no modification of any conversion rights and no modification reducing the percentage required for modifications or modifying the foregoing requirements or reducing the percentage required to waive certain specified covenants is effective against any holder without its consent. In addition, no supplemental indenture shall adversely affect the rights of any holder of senior indebtedness with respect to subordination without the consent of such holder.

      In computing whether the holders of the requisite principal amount of outstanding debt securities have taken action under an indenture or any supplemental indenture:

•	for an original issue discount security, we will use the amount of the principal that would be due and payable as of that date, as if the maturity of the debt had been accelerated due to a default; and

•	for a debt security denominated in a foreign currency or currencies, we will use the U.S. dollar equivalent of the outstanding principal amount as of that date, using the exchange rate in effect on the date of original issuance of the debt security.

Subordination

      Our subordinated debt securities will, to the extent set forth in the subordinated indenture, be subordinate in right of payment to the prior payment in full of all senior indebtedness. In the event of (1) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to CIT or to its creditors, as such, or to its assets, or (2) any voluntary or involuntary liquidation, dissolution or other winding up of CIT, whether or not involving insolvency or bankruptcy or (3) any assignment for the benefit of creditors or (4) the taking of corporate action by CIT in furtherance of any such action or (5) the admitting in writing by CIT of its inability to pay its debts generally as they become due, then and in any such event the holders of senior indebtedness will be entitled to receive payment in full o f all amounts due or to become due on or in respect of all senior indebtedness, or provision will be made for such payment in cash, before the holders of our subordinated debt securities are entitled to receive or retain any payment on account of principal of, or any premium or interest on, our subordinated debt securities, and to that end the holders of senior indebtedness will be entitled to receive, for application to the payment thereof, any payment or distribution of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any of our other indebtedness being subordinated to the payment of our subordinated debt securities, which may be payable or deliverable in respect of the subordinated debt securities in any such case, proceeding, dissolution, liquidation or other winding up event. By reason of such subordination, in the event of liquidation or insolvency of CIT, holders of senior ind ebtedness and holders of our other obligations that are not subordinated to senior indebtedness may recover more, ratably, than the holders of our subordinated debt securities.

      Subject to the payment in full of all senior indebtedness, the rights of the holders of our subordinated debt securities will be subrogated to the rights of the holders of the senior indebtedness to receive payments or distributions of cash, property or securities of CIT applicable to such senior indebtedness until the principal of, any premium and interest on, our subordinated debt securities have been paid in full.

      No payment of principal (including redemption and sinking fund payments) of, or any premium or interest on, our subordinated debt securities may be made (1) in the event and during the continuation of any default by CIT in the payment of principal, premium, interest or any other amount due on any of our senior indebtedness, or (2) if the maturity of any our senior indebtedness has been accelerated because of a default.

      Our subordinated indenture does not limit or prohibit us from incurring additional senior indebtedness, which may include indebtedness that is senior to our subordinated debt securities, but subordinate to our other obligations. Our senior debt securities will constitute senior indebtedness under our subordinated indenture.

      The term “senior indebtedness” means all indebtedness of CIT outstanding at any time, except (1) our subordinated debt securities, (2) indebtedness as to which, by the terms of the instrument creating or evidencing the same, it is provided that such indebtedness is subordinated to or ranks equally with our subordinated debt securities, (3) indebtedness of CIT to an affiliate, (4) interest accruing after the filing of a petition initiating any bankruptcy, insolvency or other similar proceeding unless such interest is an allowed claim enforceable against CIT in a proceeding under federal or state bankruptcy laws, (5) trade accounts payable, (6) any indebtedness issued in violation of the instrument creating it and (7) any guarantee of indebtedness. Such senior indebtedness will continue to be senior indebtedness and be entitled to the benefits of the subordination provisions irres pective of any amendment, modification or waiver of any term of such senior indebtedness.

      The subordinated indenture provides that the foregoing subordination provisions, insofar as they relate to any particular issue of our subordinated debt securities, may be changed prior to such issuance. Any such change would be described in the related prospectus supplement.

Global Securities

      We may issue the global securities in either registered or bearer form, in either temporary or permanent form. Unless the prospectus supplement specifies otherwise, debt securities, when issued, will be represented by a permanent global security or securities, and each permanent global security will be deposited with, or on behalf of, The Depository Trust Company, which we refer to as the Depositary, and registered in the name of a nominee of the Depositary. Investors may elect to hold interests in the global notes through either the Depositary (in the United States), or Clearstream or Euroclear (outside of the United States), if they are participants of those systems, or indirectly through organizations that are participants in those systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respectiv e depositaries, which in turn will hold the interests in customers' securities accounts in the depositaries' names on the books of the Depositary. Citibank, N.A. will act as depositary for Clearstream and The Chase Manhattan Bank will act as depositary for Euroclear (in those capacities, the “U.S. Depositaries”). Except under the limited circumstances described below, permanent global securities will not be exchangeable for securities in definitive form and will not otherwise be issuable in definitive form.

      Ownership of beneficial interests in a permanent global security will be limited to institutions that have accounts with the Depositary or its nominee (each a “participant”) or persons who may hold interests through participants. In addition, ownership of beneficial interests by participants in that permanent global security will be evidenced only by, and the transfer of that ownership interest will be effected only through, records maintained by the Depositary or its nominee for that permanent global security. Ownership of beneficial interests in that permanent global security by persons who hold through participants will be evidenced only by, and the transfer of that ownership interest within the participant will be effected only through, records maintained by that participant. The Depositary has no knowledge of the actual beneficial owners of securities. Beneficial owners will not receive written confirmation from the Deposi tary of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participants through which the beneficial owners entered the transaction. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. These laws may impair your ability to transfer your beneficial interests in that permanent global security.

      We have been advised by the Depositary that upon the issuance of a permanent global security and the deposit of that permanent global security with the Depositary, the Depositary will immediately credit on its book-entry registration and transfer system the respective principal amounts represented by that permanent global security to the accounts of participants.

      The paying agent will make all payments on securities represented by a permanent global security registered in the name of or held by the Depositary or its nominee to the Depositary or its nominee, as the case may be, as the registered owner and holder of the permanent global security representing the securities. The Depositary has advised us that upon receipt of any payment of principal of, or premium or interest on, if any, a permanent global security, the Depositary will immediately credit, on its book-entry registration and transfer system, accounts of participants with payments in amounts proportionate to their respective beneficial interests in the principal amount of that permanent global security as shown in the records of the Depositary or its nominee. We expect that payments by participants to owners of beneficial interests in a permanent global security held through those participants will be governed by standing instructions an d customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name” (i.e., the name of a securities broker or dealer), and will be the sole responsibility of those participants, subject to any statutory or regulatory requirements as may be in effect from time to time.

      None of CIT, any trustee, any agent of CIT, or any agent of a trustee will be responsible or liable for any aspect of the records relating to or payments made on account of beneficial interests in a permanent global security or for maintaining, supervising, or reviewing any of the records relating to such beneficial interests.

      A permanent global security is exchangeable for definitive securities registered in the name of, and a transfer of a permanent global security may be registered to, any person other than the Depositary or its nominee, only if:

•	the Depositary notifies us that it is unwilling or unable to continue as Depositary for that permanent global security or if at any time the Depositary ceases to be a clearing agency registered under the Exchange Act, and we do not appoint a successor Depositary within 90 days;

•	we, in our discretion, determine that the permanent global security will be exchangeable for definitive securities in registered form; or

•	an event of default under the applicable indenture shall have occurred and be continuing, as described in the prospectus, and we, the applicable trustee, or the applicable registrar and paying agent notify the Depositary that the permanent global security will be exchangeable for definitive securities in registered form.

      Any permanent global security which is exchangeable will be exchangeable in whole for definitive securities in registered form, of like tenor and of an equal aggregate principal amount as the permanent global security, in denominations of $1,000 and integral multiples thereof. Those definitive securities will be registered in the name or names of such person or persons as the Depositary shall instruct such trustee. We expect that those instructions may be based upon directions received by the Depositary from its participants with respect to ownership of beneficial interests in the permanent global security.

      In the event definitive securities are issued, you may transfer the definitive securities by presenting them for registration to the registrar at its New York office, as the case may be. If you transfer less than all of your definitive securities, you will receive a definitive security or securities representing the retained amount from the registrar at its New York office, as the case may be, within 30 days of presentation for transfer. Definitive securities presented for registration must be duly endorsed by the holder or his attorney duly authorized in writing, or accompanied by a written instrument or instruments of transfer in form satisfactory to us or the trustee for the securities, duly executed by the holder or his attorney duly authorized in writing. You can obtain a form of written instrument of transfer from the registrar for the securities at its New York office. We may require you to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any exchange or registration of transfer of definitive securities, but otherwise transfers will be without charge. If we issue definitive securities,

•	principal of and interest on the securities will be payable in the manner described below;

•	the transfer of the securities will be registrable; and

•	the securities will be exchangeable for securities bearing identical terms and provisions.

      If we issue definitive securities, we will do so at the office of the paying agent, including any successor paying agent and registrar for the securities.

      We may pay interest on definitive securities, other than interest at maturity or upon redemption, by mailing a check to the address of the person entitled to the interest as it appears on the security register at the close of business on the regular record date corresponding to the relevant interest payment date. The term “record date,” as used in this prospectus, means the close of business on the fifteenth day preceding any interest payment date.

      Notwithstanding the foregoing, the Depositary, as holder of the securities, or a holder of more than $1 million in aggregate principal amount of securities in definitive form, may require a paying agent to make payments of interest, other than interest due at maturity or upon redemption, by wire transfer of immediately available funds into an account maintained by the holder in the United States, by sending appropriate wire transfer instructions. Such paying agent must receive these instructions not less than ten days prior to the applicable interest payment date.

      A paying agent will pay the principal and interest payable at maturity or upon redemption by wire transfer of immediately available funds against presentation of a security at the office of the paying agent.

      Except as provided above, owners of beneficial interests in a permanent global security will not be entitled to receive physical delivery of securities in definitive form and will not be considered the holders of these securities for any purpose under the applicable indenture, and no permanent global security will be exchangeable, except for another permanent global security of like denomination and tenor to be registered in the name of the Depositary or its nominee. So each person owning a beneficial interest in a permanent global security must rely on the procedures of the Depositary and, if that person is not a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the applicable indenture.

      We understand that, under existing industry practices, in the event that we request any action of holders, or an owner of a beneficial interest in a permanent global security desires to give or take any action which a holder is entitled to give or take under the applicable indenture, the Depositary would authorize the participants holding the relevant beneficial interests to give or take this action, and the participants would authorize beneficial owners owning through participants to give or take this action or would otherwise act upon the instructions of beneficial owners owning through them.

      Where any debt securities of any series are issued in bearer form, the restrictions and considerations applicable to such debt securities and with respect to the payment, transfer and exchange of such debt securities will be described in the related prospectus supplement.

      The Depository Trust Company. The Depositary has advised us that it is a limited-purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered under the Exchange Act. The Depositary was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in securities through electronic book-entry changes in accounts of the participants. By doing so, the Depositary eliminates the need for physical movement of securities certificates. The Depositary's participants include securities brokers and dealers, banks, trust companies, clearing corporations , and certain other organizations. The Depositary is owned by a number of its participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the Depositary's book-entry system is also available to others, such as banks, brokers, dealers, and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to the Depositary and its participants are on file with the SEC.

      We believe that the sources from which the information in this section concerning the Depositary and the Depositary's system has been obtained are reliable, but we take no responsibility for the accuracy of the information.

      Clearstream. Clearstream advises that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance, and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial ins titutions around the world, including Agents, securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations and may include the Agents. Indirect access to Clearstream, is also available to others, such as banks, brokers, dealers, and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant either directly or indirectly.

      Distributions with respect to debt securities held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream.

      Euroclear. Euroclear advises that it was created in 1968 to hold securities for participants of Euroclear (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by the Euroclear S.A./N.V. (the “Euroclear Operator”), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash ac counts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers, and other professional financial intermediaries and may include the Agents. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

      Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear, the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

      Distributions with respect to debt securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. depositary for Euroclear.

Global Clearance and Settlement Procedures

      Initial settlement for the securities will be made in immediately available funds. Secondary market trading between participants in the Depositary will occur in the ordinary way in accordance with the Depositary's rules and will be settled in immediately available funds using the Depositary's Same-Day Funds Settlement System. Secondary market trading between Clearstream Participants and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

      Cross-market transfers between persons holding directly or indirectly through the Depositary on the one hand, and directly or indirectly through Clearstream or Euroclear Participants, on the other, will be effected in the Depositary in accordance with the Depositary rules on behalf of the relevant European international clearing system by its U.S. Depositary. However, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). If the transaction meets the settlement requirements, the relevant European international clearing system will deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving securities in the Depositary and making or receiving payment in accordance w ith normal procedures for same-day funds settlement applicable to the Depositary. Clearstream Participants and Euroclear Participants may not deliver instructions directly to their respective U.S. depositaries.

      Because of time-zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a participant in the Depositary will be made during subsequent securities settlement processing and dated the business day following the Depositary settlement date. Credits or any transactions in securities settled during this processing will be reported to the relevant Euroclear or Clearstream Participants on that following business day. Cash received in Clearstream or Euroclear as a result of sales of notes by or through a Clearstream Participant or a Euroclear Participant to a participant in the Depositary will be received with value on the Depositary settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in the Depositary.

      Although the Depositary, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of the Depositary, Clearstream and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

Discharge; Defeasance and Covenant Defeasance

      We may discharge certain obligations to the holders of any debt securities of any series that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) if we deposit with the trustee, in trust, funds in the currency in which such debt securities are payable in an amount sufficient to pay the entire indebtedness on such debt securities with respect to principal and any premium and interest to the date of such deposit (if such debt securities have then become due and payable) or to the maturity date of such debt securities, as the case may be.

      We also may, at our option, elect to:

•	discharge any and all of our obligations with respect to the debt securities of such series, except for, among other things, our obligation to register the transfer of or exchange such debt securities and to maintain an office or agency with respect to such debt securities (which we refer to in this prospectus as “defeasance”); or

•	release ourselves from our obligation to comply with certain restrictive covenants under the indentures, and to provide that any failure to comply with such obligations shall not constitute a default or an event of default with respect to such series of debt securities (which we refer to in this prospectus as “covenant defeasance”).

      Defeasance or covenant defeasance, as the case may be, shall be conditioned upon the irrevocable deposit by us with the trustee, in trust, of an amount in U.S. dollars or in the foreign currency in which such debt securities are payable at stated maturity, or government obligations, or both, applicable to such debt securities which, through the scheduled payment of principal and interest in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such debt securities on the scheduled due dates.

      Such trust may only be established if, among other things:

•	the applicable defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, the applicable indenture or any other material agreement or instrument to which we are a party or by which we are bound;

•	no event of default or event which with notice or lapse of time or both would become and an event of default with respect to the debt securities to be defeased shall have occurred and be continuing on the date of establishment of such trust; and

•	we shall have delivered to the trustee an opinion of counsel to the effect that the deposit and related defeasance or covenant defeasance, as the case may be, would not cause the holders of the securities to recognize income, gain or loss for U.S. federal income tax purposes.

      In the case of a defeasance, we must also deliver any ruling to such effect received from or published by the U.S. Internal Revenue Service.

Concerning the Trustee

      JPMorgan Chase Bank, N.A., will act as trustee under our senior indenture and our subordinated indenture, as permitted by the terms thereof. At all times, the trustee must be organized and doing business under the laws of the United States, any state thereof or the District of Columbia, and must comply with all applicable requirements under the Trust Indenture Act.

      The trustee may resign at any time by giving us written notice or may be removed:

•	by act of the holders of a majority in principal amount of a series of outstanding debt securities; or

•	if it (i) fails to comply with the obligations imposed upon it under the Trust Indenture Act; (ii) is not organized and doing business under the laws of the United States, any state thereof or the District of Columbia; (iii) becomes incapable of acting as trustee; or (iv) or a court takes certain actions relating to bankruptcy, insolvency or reorganization.

      If the trustee resigns, is removed or becomes incapable of acting, or if a vacancy occurs in the office of the trustee for any cause, we, by or pursuant to a board resolution, will promptly appoint a successor trustee or trustees with respect to the debt securities of such series. We will give written notice to holders of the relevant series of debt securities, of each resignation and each removal of the trustee with respect to the debt securities of such series and each appointment of a successor trustee. Upon the appointment of any successor trustee, we, the retiring trustee and such successor trustee, will execute and deliver a supplemental indenture in which each successor Trustee will accept such appointment and which will contain such provisions as necessary or desirable to transfer to such successor trustee all the rights, powers, trusts and duties of the retiring trustee with respect to the relevant series of debt securities.

      The trustee may be contacted at the following address: JPMorgan Chase Bank, N.A., 4 New York Plaza, 15th Floor, New York, New York 10004, Attention: Worldwide Securities Services. The form of senior indenture and the form of subordinated indenture are filed as exhibits to this registration statement. Holders of any series of debt securities may obtain an indenture or any other documents relating to a series of debt securities by contacting us or the trustee or by accessing the SEC's web site. See “Where You Can Find More Information.”

      JPMorgan Chase Bank, N.A. and certain of its affiliates have in the past and may in the future provide banking, investment and other services to us. A trustee under a senior indenture or a subordinated indenture may act as trustee under any of our other indentures.

New York Law to Govern

      The indentures will be governed by and construed in accordance with the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed in that state.

DESCRIPTION OF CAPITAL STOCK

      This section contains a description of our capital stock. The following summary of the terms of our capital stock is not meant to be complete and is qualified by reference to our certificate of incorporation, as amended, and our by-laws, as amended, which are incorporated by reference into the registration statement of which this prospectus is a part.

      As of September 30, 2005, our authorized capital stock consisted of: (1) 600,000,000 shares of common stock, par value $0.01 per share, of which 200,268,812 were issued and outstanding, 12,015,244 were issued and held in treasury; and (2) 100,000,000 shares of preferred stock, par value $0.01 per share, of which 14,000,000 shares of Series A preferred stock, with a liquidation preference of $25 per share, and 1,500,000 shares of Series B preferred stock, with a liquidation preference of $100 per share, were issued and outstanding.

Common Stock

      Each share of our common stock entitles the holder thereof to one vote on all matters, including the election of directors, and, except as otherwise required by law or provided in any resolution adopted by our board of directors with respect to any series of preferred stock, the holders of the shares of common stock will possess all voting power. Our certificate of incorporation does not provide for cumulative voting in the election of directors. Generally, all matters to be voted on by the stockholders must be approved by a majority, or, in the case of the election of directors, by a plurality, of the votes cast, subject to state law and any voting rights granted to any of the holders of preferred stock. Notwithstanding the foregoing, approval of the following three matters requires the vote of holders of 66 2⁄3% of our outstanding capital stock entitled to vote in the election of directors: (1) amending, repealing or adopting of by-laws by the stockholders; (2) removing directors (which is permitted for cause only); and (3) amending, repealing or adopting any provision that is inconsistent with certain provisions of our certificate of incorporation. The holders of common stock do not have any preemptive rights. There are no subscription, redemption, conversion or sinking fund provisions with respect to the common stock.

      Subject to any preferential rights of any outstanding series of preferred stock that our board of directors may create, from time to time, the holders of common stock will be entitled to dividends as may be declared from time to time by the board of directors from funds available therefor. Upon liquidation of CIT, subject to the rights of holders of any preferred stock outstanding, the holders of common stock will be entitled to receive our assets remaining after payment of liabilities proportionate to their pro rata ownership of the outstanding shares of common stock.

Preferred Stock

      Our board of directors has the authority, without further action of our stockholders, to issue up to 100,000,000 shares of preferred stock, par value $0.01 per share, in one or more series and to fix the powers, preferences, rights and qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any series or the designations of the series. The issuance of preferred stock could adversely affect the holders of common stock. The potential issuance of preferred stock may have the effect of discouraging, delaying or preventing a change of control of CIT, may discourage bids for the common stock at a premium over market price of the common stock and may adversely affect the market price of the common stock.

USE OF PROCEEDS

      Unless the applicable prospectus supplement indicates otherwise, we currently intend to use the net proceeds from any sale of the offered securities to provide additional working funds for us and our subsidiaries. Generally, we use the proceeds from sales of our securities primarily to originate and purchase receivables in the ordinary course of our business. We have not yet determined the amounts that we may use in connection with our business or that we may furnish to our subsidiaries. From time to time, we may also use the proceeds to finance the bulk purchase of receivables and/or the acquisition of other finance-related businesses.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

      The following discussion is a summary of the material U.S. federal income tax consequences relevant to the purchase, ownership and disposition of the debt securities, common stock and preferred stock offered by this prospectus. This summary is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder (“Treasury Regulations”), administrative pronouncements of the U.S. Internal Revenue Service (“IRS”) and judicial decisions, all as currently in effect and all of which are subject to change and to different interpretations. Changes to any of the foregoing authorities could apply on a retroactive basis, and could affect the U.S. federal income tax consequences described below.

      This summary does not address all of the U.S. federal income tax considerations that may be relevant to a particular investor's circumstances, and does not discuss any aspect of U.S. federal tax law other than income taxation or any state, local, non-U.S. tax consequences of the purchase, ownership and disposition of the debt securities, common stock and preferred stock. This summary addresses only debt securities and shares of common or preferred stock held as capital assets within the meaning of the Code (generally, property held for investment) and does not address U.S. federal income tax considerations applicable to investors that may be subject to special tax rules, such as:

•	securities dealers or brokers, or traders in securities electing mark-to-market treatment;

•	banks, thrifts, or other financial institutions;

•	insurance companies;

•	regulated investment companies or real estate investment trusts;

•	tax-exempt organizations;

•	persons holding our debt securities or shares, as applicable, as part of a “straddle,” “hedge,” “synthetic security” or “conversion transaction” for U.S. federal income tax purposes, or as part of some other integrated investment;

•	partnerships or other pass-through entities;

•	persons subject to the alternative minimum tax;

•	certain former citizens or residents of the United States;

•	foreign corporations that are classified as “passive foreign investment companies” or “controlled foreign corporations” for U.S. federal income tax purposes; or

•	“U.S. Holders” (as defined below) whose functional currency is not the U.S. dollar.

In addition, with respect to a particular offering of debt securities or shares of common or preferred stock, the discussion below must be read with the discussion of material U.S. federal income tax consequences that may appear in the relevant prospectus supplement or any pricing supplement, for that offering.

      As used herein, a “U.S. Holder” is a beneficial owner of debt securities or shares of common or preferred stock, as the case may be, that is, for U.S. federal income tax purposes, (i) an individual citizen or resident of the United States, (ii) a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate whose income is subject to U.S. federal income tax regardless of its source, or (iv) a trust if (A) a United States court has the authority to exercise primary supervision over the administration of the trust and one or more U.S. persons (as defined under the Code) are authorized to control all substantial decisions of the trust or (B) it has a valid election in place to be treated as a U.S. person.

      A “Non-U.S. Holder” is any beneficial owner of a note or share, as the case may be, that, for U.S. federal income tax purposes, is not a U.S. Holder and that is not a partnership (or other entity treated as a partnership for U.S. federal income tax purposes).

      If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) holds debt securities or shares of common or preferred stock, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. A partnership holding debt securities or shares of common or preferred stock, and partners in such a partnership, should consult their own tax advisors with regard to the U.S. federal income tax consequences of the purchase, ownership and disposition of the debt securities or shares of common or preferred stock by the partnership.

      THE DISCUSSION OF THE MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE DEBT SECURITIES, COMMON STOCK AND PREFERRED STOCK IS NOT INTENDED TO BE, NOR SHOULD IT BE CONSTRUED TO BE, LEGAL OR TAX ADVICE TO ANY PARTICULAR PERSON. ACCORDINGLY, ALL PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES RELATING TO THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE DEBT SECURITIES, COMMON STOCK OR PREFERRED STOCK BASED ON THEIR PARTICULAR CIRCUMSTANCES.

U.S. Federal Income Taxation of U.S. Holders

      Debt Securities

      Payments of Interest. Except as set forth below, interest on debt securities generally will be taxable to a U.S. Holder as ordinary income from domestic sources at the time that such interest is paid or accrued in accordance with the U.S. Holder's regular method of accounting for U.S. federal income tax purposes.

      Original Issue Discount. Special tax accounting rules apply to debt securities issued with “original issue discount” (“OID”) for U.S. federal income tax purposes (“OID debt securities”). In general, debt securities will be treated as issued with OID if the “issue price” of the debt securities is less than their “stated redemption price at maturity” unless the amount of such difference is de minimis (i.e., less than 0.25% of the stated redemption price at maturity multiplied by the number of complete years to maturity). Regardless of the regular method of accounting used by a U.S. Holder for U.S. federal income tax purposes, OID generally must be accrued into gross income on a constant yield basis, in advance of the receipt of s ome or all of the cash attributable to such OID.

      The “issue price” of debt securities will be the initial offering price to the public at which a substantial amount of the debt securities is sold for cash (ignoring sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers). The “stated redemption price at maturity” of debt securities is the sum of all payments to be made on the debt securities other than “qualified stated interest” payments. A “qualified stated interest” payment is stated interest that is unconditionally payable at least annually at a single fixed rate (appropriately taking into account the length of the interval between payments).

      For OID debt securities having a term to maturity of more than one year, the amount of OID includible in gross income by a U.S. Holder of the OID debt securities is the sum of the “daily portions” of OID with respect to the OID debt securities for each day during the taxable year in which such U.S. Holder held the OID debt securities (“accrued OID”). The daily portion is determined by allocating to each day in any “accrual period” a pro rata portion of the OID allocable to such accrual period.

      The amount of OID allocable to any accrual period is equal to the excess (if any) of (i) the product of the “adjusted issue price” of the OID debt securities at the beginning of such accrual period and the yield to maturity of the OID debt securities, as determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period, over (ii) the sum of any qualified stated interest payments allocable to the accrual period. For this purpose, accrual periods may be of any length and may vary in length over the term of the OID debt securities provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs at the beginning or the end of an accrual period.

      The adjusted issue price of OID debt securities at the start of any accrual period is equal to the issue price, increased by the accrued OID for each prior accrual period, and reduced by any prior payments with respect to the OID debt securities that were not qualified stated interest payments. The following rules apply to determine the amount of OID allocable to an accrual period:

•	if an interval between payments of qualified stated interest contains more than one accrual period, the amount of qualified stated interest payable at the end of the interval is allocated on a pro rata basis to each accrual period in the interval and the adjusted issue price at the beginning of each accrual period in the interval must be increased by the amount of any qualified stated interest that has accrued prior to the beginning of the first day of the accrual period but is not payable until the end of the interval;

•	if the accrual period is the final accrual period, the amount of OID allocable to the final accrual period is the difference between the amount payable at maturity (other than a payment of qualified stated interest) and the adjusted issue price of the note at the beginning of the final accrual period; and

•	if all accrual periods are of equal length, except for an initial short accrual period, the amount of OID allocable to the initial short accrual period may be computed under any reasonable method.

      Under the constant yield method for accruing OID, a U.S. Holder generally will have to include in gross income increasingly greater amounts of OID in successive accrual periods.

      Debt securities may contain provisions allowing the debt securities to be redeemed prior to their stated maturity date at our option or at the option of holders. For purposes of determining yield and maturity, debt securities that may be redeemed prior to their stated maturity date at the option of the issuer generally will be treated from the time of issuance as having a maturity date for U.S. federal income tax purposes on such redemption date if such redemption would result in a lower yield to maturity. Conversely, debt securities that may be redeemed prior to their stated maturity date at the option of the holder generally will be treated from the time of issuance as having a maturity date for U.S. federal income tax purposes on such redemption date if such redemption would result in a higher yield to maturity. If the exercise of such an option does not occur, contrary to the assumptions made as of the issue date, then solely for purpo ses of the accrual of OID, the debt securities will be treated as reissued on the date of the change in circumstances for an amount equal to their adjusted issue price.

      We are required to report to the IRS the amount of OID accrued in respect of OID debt securities held of record by persons other than corporations and other exempt holders.

      Short-Term Debt Securities. In the case of debt securities that that have a fixed maturity of one year or less (“short-term debt securities”), all payments, including all payments of stated interest, will be included in the stated redemption price at maturity. The short-term debt securities will be treated for U.S. federal income tax purposes as having been issued with OID in the amount of the difference between their issue price and stated redemption price at maturity (unless the U.S. Holder elects to compute OID using tax basis instead of issue price). In general, U.S. Holders that use the accrual method of accounting for U.S. federal income tax purposes and certain other U.S. Holders are required to accrue OID in respect of short-term debt securities into gross income either on a straight-line basis or, if a U.S. Holder so elects, on a constant yield basis using daily compounding. U.S. Holde rs that are individuals and certain other U.S. Holders that use the cash method of accounting for U.S. federal income tax purposes are not required to accrue OID on short-term debt securities in advance of the receipt of payment unless they elect to do so. If such a U.S. Holder does not elect to accrue OID on short-term debt securities into gross income, then gain subsequently recognized upon the sale, retirement or other disposition of the short-term debt securities generally will be treated as ordinary interest income to the extent of the OID that has accrued through the date of such disposition. Furthermore, a non-electing U.S. Holder of short-term debt securities may be required to defer deductions for a portion of the U.S. Holder's interest expense with respect to any indebtedness incurred or maintained to purchase or carry the short-term debt securities.

      Variable Rate Debt Securities. Treasury regulations prescribe special rules for “variable rate debt instruments” that provide for the payment of interest based on certain floating or objective rates. In general, debt securities will qualify as variable rate debt instruments (“variable rate debt securities”) if (i) the issue price of the debt securities does not exceed the total non-contingent principal payments due in respect of the debt securities by more than an amount equal to the lesser of (A) 0.015 multiplied by the product of the total non-contingent principal payments and the number of complete years to maturity from the issue date and (B) 15% of the total non-contingent principal payments, and (ii) the debt securities provide for stated interest, paid or compounded at least annually, at “current values” of (A) one or more “qualified floating rates,” (B) a single fixed rate and one or more qualified floating rates, (C) a single “objective rate,” or (D) a single fixed rate and a single objective rate that is a “qualified inverse floating rate.” A current value of a rate is the value of the rate on any date that is no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

      A “qualified floating rate” is any variable rate where variations in the value of such rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the variable rate debt securities are denominated. Although a multiple of a qualified floating rate generally will not itself constitute a qualified floating rate, a variable rate equal to the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35 can constitute a qualified floating rate. A variable rate equal to the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate, will also constitute a qualified floating rate. In addition, two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the variable rate debt securities (e.g., two or more qualified floating rates with values within 25 basis points of each other as determined on the issue date) will be treated as a single qualified floating rate. Notwithstanding the foregoing, a variable rate that would otherwise constitute a qualified floating rate but which is subject to one or more restrictions such as a maximum numerical limitation (i.e., a cap), a minimum numerical limitation (i.e., a floor) or a restriction on the amount of increase or decrease in the stated interest (i.e., a governor) may, under certain circumstances, fail to be treated as a qualified floating rate unless such restrictions are fixed throughout the term of the variable rate debt securities or are reasonably expected to not have a si gnificant effect the yield on the variable rate debt securities.

      An “objective rate” is a rate that is not itself a qualified floating rate but which is determined using a single fixed formula and that is based on objective financial or economic information. A rate will not qualify as an objective rate if it is based on information that is within the control of the issuer (or a related party) or that is unique to the circumstances of the issuer (or a related party), such as dividends, profits, or the value of the issuer's stock (although a rate does not fail to be an objective rate merely because it is based on the credit quality of the issuer). An objective rate is a “qualified inverse floating rate” if the rate is equal to a fixed rate minus a qualified floating rate, as long as variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate. The Treasury regulations also provide that if debt securities provid e for stated interest at a fixed rate for an initial period of one year or less followed by a variable rate that is either a qualified floating rate or an objective rate and if the variable rate on the issue date is intended to approximate the fixed rate (e.g., the value of the variable rate on the issue date does not differ from the value of the fixed rate by more than 25 basis points), then the fixed rate and the variable rate together will constitute either a single qualified floating rate or objective rate, as the case may be.

      If variable rate debt securities provide for stated interest at either a single qualified floating rate or a single objective rate throughout their term, and such interest is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually, then all stated interest on such variable rate debt securities will constitute qualified stated interest that is included in gross income by U.S. Holders as received or accrued in accordance with their regular methods of accounting for U.S. federal income tax purposes. Thus, such variable rate debt securities generally will not be treated as having been issued with OID unless the variable rate securities are sold at a discount from their stated principal amount, subject to a de minimis exception. In general, the amount of qualified stated interest and OID, if any, that accrues during an accrual period o n such variable rate debt securities is determined under the rules described above by assuming that the variable rate is a fixed rate equal to (i) in the case of a qualified floating rate or qualified inverse floating rate, the value as of the issue date of the qualified floating rate or qualified inverse floating rate, or (ii) in the case of an objective rate (other than a qualified inverse floating rate), a fixed rate that reflects the yield that is reasonably expected for the variable rate debt securities. The qualified stated interest allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest that was accrued under the foregoing approach.

      For other variable rate debt securities, the timing and amount of OID and qualified stated interest will be determined by converting the variable rate debt securities into “equivalent fixed rate debt instruments.” The conversion of the variable rate debt securities into equivalent fixed rate debt instruments generally involves substituting for any qualified floating rate or qualified inverse floating rate a fixed rate equal to the value of the qualified floating rate or qualified inverse floating rate, as the case may be, as of the issue date, or substituting for any objective rate (other than a qualified inverse floating rate) a fixed rate that reflects the yield that is reasonably expected for the variable rate debt securities. In the case of variable rate debt securities that provide for stated interest at a fixed rate in addition to either one or more qualified floating rates or a qualified inverse floating rate, the fixed rate is initially converted into a qualified floating rate (or a qualified inverse floating rate, if the variable rate debt securities provide for a qualified inverse floating rate). Under such circumstances, the qualified floating rate or qualified inverse floating rate that replaces the fixed rate must be such that the fair market value of the variable rate debt securities as of their issue date is approximately the same as the fair market value of an otherwise identical debt instrument that provides for either the qualified floating rate or qualified inverse floating rate rather than the fixed rate. Subsequent to converting the fixed rate into either a qualified floating rate or a qualified inverse rate, the variable rate debt securities are then converted into equivalent fixed rate debt instruments in the manner described above.

      Once the variable rate debt securities are converted into equivalent fixed rate debt instruments pursuant to the foregoing rules, the timing and amount of OID and qualified stated interest, if any, are determined for the equivalent fixed rate debt instruments by applying the general OID rules to the equivalent fixed rate debt instruments. A U.S. Holder of such variable rate debt securities will account for OID and qualified stated interest as if the U.S. Holder held the equivalent fixed rate debt instruments. For each accrual period, appropriate adjustments will be made to the amount of qualified stated interest or OID assumed to have been accrued or paid with respect to the equivalent fixed rate debt instruments in the event that such amounts differ from the actual amount of interest accrued or paid on the variable rate debt securities during the accrual period.

      Contingent Payment Debt Securities. If debt securities provide for variable rates of interest or other contingent payments but fail to qualify as variable rate debt securities under the rules described above, then the debt securities may become subject to the Treasury regulations governing “contingent payment debt instruments” (“contingent payment debt securities”). Under these Treasury regulations, a U.S. Holder of contingent payment debt securities generally would be required to accrue interest income each taxable year based upon a “comparable yield” for a hypothetical fixed rate debt instrument with no contingent payments but with terms and conditions otherwise similar to the contingent payment debt securities. We would be required to determine the comparable yield and prepare, solely for U.S. federal income tax purposes, a projected payment schedule that includes all non-contingent payments and estimates of the amount and timing of all contingent payments on the debt securities.

      If the actual contingent payments made on the contingent payment debt securities in a taxable year differ from the projected contingent payments set forth on the projected payment schedule, adjustments will be made for such differences. A net positive adjustment for the amount by which actual contingent payments during the taxable year exceed the projected contingent payments for such taxable year, will be treated as additional interest income. A net negative adjustment for the amount by which actual contingent payments during the taxable year are less than the projected contingent payments for such taxable year (i) first, will reduce the amount of interest required to be accrued in the current taxable year, (ii) second, any negative adjustments that exceed the amount of interest accrued in the current year will be treated as ordinary loss to the extent that the total interest inclusions previously accrued in respect of the conti ngent payment debt securities exceed the total amount of net negative adjustments treated as ordinary loss in prior taxable years, and (iii) third, any excess negative adjustments will be treated as a regular negative adjustment in the succeeding taxable year.

      Upon the sale, retirement or other disposition of contingent payment debt securities, any gain recognized by a U.S. Holder would be treated as ordinary income. Any loss arising in such a disposition would be treated as an ordinary loss to the extent of any prior interest inclusions in respect of the contingent payment debt securities that have not previously been reversed. The balance of such loss generally would constitute a capital loss.

      The U.S. federal income tax treatment of any debt securities that will be treated as contingent payment debt securities subject to these Treasury regulations will be more fully described in the relevant prospectus supplement or any applicable pricing supplement. The rules regarding contingent payment debt securities are complex. U.S. Holders should carefully examine the relevant prospectus supplement and any applicable pricing supplement for any such debt securities and should consult their own tax advisors regarding the U.S. federal income tax consequences of the ownership and disposition of such debt securities before deciding to purchase such debt securities.

      Market Discount. If a U.S. Holder purchases debt securities (other than debt securities purchased at original issue at or above the issue price and other than short-term debt securities) for an amount that is less than their stated redemption price at maturity, or, in the case of OID debt securities, their adjusted issue price, the amount of the difference will be treated as “market discount” for U.S. federal income tax purposes, unless that difference is less than a specified de minimis amount. Under the market discount rules, a U.S. Holder generally will be required to treat any payments received in respect of the debt securities, other than payments of qualified stated interest, and any gain derived from the sale, retirement or other disposition of the debt securities, as ordinary income to the extent of the market discount that has accrued on the debt securities (on a ratable basis or, at the election of the U.S. Holder, a constant yield basis) but has not previously been included in gross income by the U.S. Holder. In addition, a U.S. Holder may be required to defer until the maturity of the debt securities, or their earlier disposition in a taxable transaction, the deduction of all or a portion of any interest expense incurred on i ndebtedness incurred to purchase or carry such debt securities.

      A U.S. Holder may elect to currently include market discount in gross income as it accrues, under either a ratable or constant yield method, in which case the rules described above regarding characterization of payments and gain as ordinary income and the deferral of interest deductions will not apply. An election to currently include market discount in gross income, once made, applies to all market discount obligations acquired by the U.S. Holder on or after the first taxable year to which the election applies and may not be revoked without the consent of the IRS. Prospective investors should consult their own tax advisors before making this election.

      Acquisition Premium. If a U.S. Holder acquires OID debt securities for an amount greater than their adjusted issue price but less than the sum of all amounts (other than qualified stated interest) payable with respect to the OID debt securities after the date of acquisition, the OID debt securities will be treated as acquired at an acquisition premium. For OID debt securities acquired with acquisition premium, the amount of OID that the U.S. Holder must include in gross income with respect to the OID debt securities for any taxable year will be reduced by the portion of acquisition premium properly allocable to such taxable year.

      Amortizable Bond Premium. If a U.S. Holder purchases debt securities for an amount in excess of the sum of all amounts payable on the debt securities after the purchase date other than payments of qualified stated interest, the U.S. Holder will be considered to have purchased the debt securities at a “premium” for U.S. federal income tax purposes. In such case, the U.S. Holder generally may elect to amortize the premium over the remaining term of the debt securities, on a constant yield method, as an offset to interest includible in gross income with respect to the debt securities, and the U.S. Holder would not be required to include OID, if any, in gross income in respect of the debt securities. In the case of debt securities that provide for alternative payment schedules, the amount of premium generally is determined by assuming that a holder will exercise or not exercise options in a manner that maximizes the holder's yield, and that the issuer will exercise or not exercise options in a manner that minimizes the holder's yield. Any election to amortize premium would apply to all debt securities (other than debt securities the interest on which is excludable from gross income) held or subsequently acquired by a U.S. Holder on or after the first day of the first taxable year to which the election applies and is irrevocable without the consent of the IRS. Prospective investors should consult their own tax advisors before making this election.

      Election to Treat All Interest as OID. U.S. Holders may elect to treat all interest in respect of debt securities as OID and to calculate the amount includible in gross income for any taxable year under the constant yield method described above. For purposes of this election, interest includes stated interest, acquisition discount, OID, de minimis OID, market discount, de minimis market discount, and unstated interest, as adjusted by any amortizable bond premium or acquisition premium. If a U.S. Holder makes this election for debt securities with amortizable bond premium, the election is treated as an election under the amortizable bond premium rules described above and the electing U.S. Holder will be required to amortize bond premium for all other debt instruments with amortizable bon d premium held or subsequently acquired by the U.S. Holder. The election to treat all interest as OID must be made for the taxable year in which the U.S. Holder acquires the debt securities, and the election may not be revoked without the consent of the IRS. Prospective investors should consult their own tax advisors before making this election.

      Sale, Retirement or Other Taxable Disposition of Debt Securities. Upon the sale, retirement or other taxable disposition of debt securities, a U.S. Holder generally will recognize U.S. source gain or loss equal to the difference between the amount realized upon the sale, retirement or other taxable disposition (other than amounts representing accrued and unpaid qualified stated interest, which will be taxable as ordinary interest income to the extent not previously included in gross income) and the U.S. Holder's adjusted tax basis in the debt securities. In general, the U.S. Holder's adjusted tax basis of the debt securities will equal the U.S. Holder's cost for the debt securities, increased by all accrued OID or market discount previously included in gross income and reduced by any amortized premium and any cash payments previously received in respect of the debt securities other than qualified stated interest payments. Except as described above with respect to certain short-term debt securities, contingent payment debt securities and debt securities acquired at a market discount, and except with respect to gain or loss attributable to changes in exchange rates (as discussed below), such gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if at the time of sale, retirement or other taxable disposition the debt securities have been held for more than one year. Under current U.S. federal income tax law (presently effective for taxable years beginning before January 1, 2009), certain non-corporate U.S. Holders, including individuals, are eligible for preferential rates of U.S. federal income taxation in respect of long-term capital gains. The deductibility of capital losses is subject to limitations under the Code.

      Foreign Currency Debt Securities. In the case of debt securities denominated in a foreign currency (“foreign currency debt securities”), U.S. Holders will need to calculate and convert income into U.S. dollar values, and may be required to account for gain or loss in respect of exchange rate fluctuations, in accordance with special rules. In general, if an interest payment is made in a foreign currency to a U.S. Holder who is not required to accrue such interest prior to its receipt, the U.S. Holder will be required to include in gross income the U.S. dollar value of the interest payment, determined by translating the interest payment at the “spot rate” in effect for the foreign currency on the date that payment is received, regardless of whether the payment in fact is converted into U.S. dollars. The U.S. Holder will not recognize any exchange gain or loss with respect to the recei pt of the interest payment.

      A U.S. Holder who is required, under its method of accounting, to accrue interest on foreign currency debt securities prior to the receipt of the interest payment will be required to include in gross income for each taxable year the U.S. dollar value of the interest that has accrued during such year, determined by translating interest at the average rate of exchange for the period or periods during which interest accrued. Upon receipt of an interest payment on the foreign currency debt securities (or the receipt of payment of sale or other disposition proceeds attributable to unpaid interest that was previously accrued into gross income), such a U.S. Holder will recognize exchange gain or loss in an amount equal to the difference between the U.S. dollar value of the payment, determined by translating the foreign currency received at the spot rate in effect for such foreign currency on the date received, and the U.S. dollar value of the int erest income that the U.S. Holder has previously included in gross income with respect to the payment. Any exchange gain or loss generally will be treated as ordinary income or loss, but will not be treated as interest income or expense, except to the extent provided in Treasury regulations or administrative pronouncements of the IRS.

      For purposes of translating interest accruals under the foregoing rules, the average rate of exchange for an interest accrual period generally is the simple average of the exchange rates in effect for each business day of the application period (or another average that is reasonably derived and consistently applied by the U.S. Holder). A U.S. Holder may elect, however, to translate interest accruals at the spot rate in effect on the last day of the accrual period (or last day of the taxable year in the case of an accrual period that straddles the U.S. Holder's taxable year), or on the date that the interest payment is received if that date is within five business days of the end of the accrual period. The election would apply to all foreign currency debt securities held or subsequently acquired by the U.S. Holder on or after the first day of the first taxable year to which the election applies and is irrevocable without the consent of the IRS.

      The amount of OID on foreign currency debt securities will be determined for any accrual period in the applicable foreign currency and then translated into U.S. dollars in the same manner as interest income accrued by a U.S. Holder using the accrual method of accounting for U.S. federal income tax purposes, as described above. Likewise, a U.S. Holder will recognize exchange gain or loss when payments attributable to the OID are made to the extent of the difference between the U.S. dollar value of the accrued OID (determined in the same manner as for accrued interest) and the U.S. dollar value of the payment (determined by translating any foreign currency received at the spot rate for the foreign currency on the date of payment). For this purpose, all receipts on foreign currency debt securities will be viewed (i) first, as the receipt of any periodic interest payments provided under the terms of the foreign currency debt securities, ( ii) second, as the receipt of previously accrued OID (to the extent of such OID), with payments considered made beginning with the earliest accrual periods, and (iii) thereafter, as the receipt of principal.

      If a U.S. Holder purchases foreign currency debt securities by making payment in the relevant foreign currency, then the initial tax basis of the foreign currency debt securities will be the U.S. dollar value of the foreign currency paid, determined at the time of purchase. In the case of foreign currency debt securities that are traded on an established securities market, a cash basis U.S. Holder (or an accrual basis U.S. Holder that so elects) will determine the U.S. dollar value of the cost of the foreign currency debt securities by translating the amount paid at the spot rate in effect on the settlement date of the purchase. A U.S. Holder who purchases foreign currency debt securities with previously owned foreign currency will recognize exchange gain or loss at the time of purchase attributable to the difference at the time of purchase, if any, between the U.S. Holder's adjusted tax basis in the foreign currency and the fair market value of the foreign currency debt securities, in U.S. dollars, on the date of purchase. The exchange gain or loss will be ordinary income or loss.

      When determining the amount of any gain or loss recognized by a U.S. Holder on the sale, retirement or other taxable disposition of foreign currency debt securities, the amount realized will be the U.S. dollar value of the amount realized in the foreign currency (other than amounts attributable to accrued but unpaid interest, which generally will be treated as a payment of interest), determined at the time of the sale, retirement or other taxable disposition and in accordance with the U.S. Holder's applicable method of accounting for U.S. federal income tax purposes. In the case of foreign currency debt securities that are denominated in a foreign currency and traded on an established securities market, a cash basis U.S. Holder (or an accrual basis U.S. Holder that so elects) will determine the U.S. dollar value of the amount realized by translating at the spot rate in effect on the settlement date of the sale. A U.S. Holder will recog nize exchange gain or loss attributable to the movement in exchange rates between the time of purchase and disposition of foreign currency debt securities. Such gain or loss generally will be treated as ordinary income or loss from U.S. sources. The amount of exchange gain or loss will be limited to the amount of overall gain or loss realized on the sale, retirement or other taxable disposition of the foreign currency debt securities.

      A U.S. Holder's tax basis in foreign currency received as interest on foreign currency debt securities will be the U.S. dollar value of the interest payment at the spot rate in effect on the date that the foreign currency is received. The tax basis in foreign currency received on the sale, retirement or other taxable disposition of foreign currency debt securities will be equal to the U.S. dollar value of the foreign currency, determined at the time of the sale, retirement or other taxable disposition in the manner described above. Any gain or loss recognized by a U.S. Holder on a taxable disposition of the foreign currency will be ordinary income or loss, but will not be treated as interest income or expense, except to the extent provided in Treasury regulations or administrative pronouncements of the IRS.

      Special rules apply to foreign currency debt securities that are denominated in one of certain hyperinflationary currencies, or that are denominated in multiple currencies. Prospective investors should carefully examine the relevant prospectus supplement and any pricing supplement for any such debt securities and should consult their own tax advisors regarding the U.S. federal income tax consequences of the ownership and disposition of such debt securities before deciding to purchase such debt securities.

      Reportable Transactions. Treasury regulations dealing with the disclosure of certain “reportable transactions” could apply to investments in debt securities in some circumstances. In particular, under the Treasury regulations, a sale, retirement or other taxable disposition of foreign currency debt securities would be subject to disclosure requirements if such sale, retirement or other taxable disposition results in a tax loss in excess of a threshold amount. Prospective investors in foreign currency debt securities should consult their own tax advisors to determine the disclosure obligations, if any, with respect to an investment in the debt securities, including any requirement to file IRS Form 8886 (Reportable Transaction Disclosure Statement).

      Common and Preferred Stock

      Distributions. A distribution paid by us in respect of common or preferred stock will constitute a dividend for U.S. federal income tax purposes to the extent the distribution is paid out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. The gross amount of any such dividend to a U.S. Holder will be included in the gross income of the U.S. Holder, as ordinary dividend income from U.S. sources. In general, distributions in excess of our current or accumulated earnings and profits will not be taxable to a U.S. Holder to the extent that such distributions to the U.S. Holder do not exceed the U.S. Holder's adjusted tax basis in the shares of common or preferred stock with respect to which the distribution is paid, but rather will reduce the U.S. Holder's adjusted tax basis in such common or preferred stock (but not below zero). To the extent tha t distributions exceed our current and accumulated earnings and profits as well as the U.S. Holder's adjusted tax basis in the common or preferred stock, such distributions generally will be taxable as capital gain realized in respect of the common or preferred stock.

      Under current U.S. federal income tax law (presently effective for taxable years beginning before January 1, 2009), dividends paid to certain non-corporate U.S. Holders, including individuals, generally will constitute qualified dividend income eligible for preferential rates of U.S. federal income tax, with a maximum rate of 15%, provided certain conditions and requirements are satisfied, such as minimum holding period requirements. U.S. Holders that are corporations may be eligible for a partial dividends-received deduction with respect to dividend distributions that are paid in respect of common or preferred stock, subject to certain conditions and requirements, such as minimum holding period requirements. There can be no assurance that we will have sufficient current or accumulated earnings and profits for distributions in respect of common or preferred stock to qualify as dividends for U.S. federal income tax purposes.

      U.S. Holders should be aware that dividends exceeding certain thresholds in relation to such U.S. Holders' tax basis in the common or preferred stock could be characterized as “extraordinary dividends” (as defined in section 1059 of the Code). Generally, a corporate U.S. Holder that receives an extraordinary dividend is required to reduce its tax basis in the common or preferred stock by the portion of such dividend that is not taxed because of the dividends received deduction, and is required to recognize taxable gain to the extent such portion of the dividend exceeds the U.S. Holder's tax basis in the common or preferred stock. U.S. Holders who are individuals and who receive an “extraordinary dividend” would be required to treat any losses on the sale of the common or preferred stock as long-term capital losses to the extent that the dividends received by them qualified for the reduced 15% tax rate on qua lified dividend income, as described above. Prospective investors in common or preferred stock should consult their own tax advisors with respect to the potential application of the “extraordinary dividend” rules to an investment in the common or preferred stock.

      Sale or Other Taxable Dispositions of Common or Preferred Stock. In general, a U.S. Holder will recognize capital gain or loss upon the sale or other taxable disposition of common or preferred stock in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and such U.S. Holder's adjusted tax basis in the common or preferred stock at the time of the disposition. Any such capital gain will be long-term capital gain if the common or preferred stock has been held by the U.S. Holder for more than one year. Under current U.S. federal income tax law (presently effective for taxable years beginning before January 1, 2009), certain non-corporate U.S. Holders (including individuals) are eligible for preferential rates of U.S. federal income tax on long-term capital gains. The ability to utilize capital losses is subject to li mitations under the Code.

      Redemptions of Common Stock or Preferred Stock. A redemption of shares of common or preferred stock generally will be treated under section 302 of the Code as a distribution unless the redemption satisfies one of the tests set forth in section 302(b) of the Code and is therefore treated as a sale or exchange of the common or preferred stock that is redeemed. If a redemption of shares of common or preferred stock is treated as a sale or exchange, the redemption will be taxable as described under the caption “—Sale or Exchange of the Shares” above, except that an amount received in respect of declared but unpaid dividends generally will be taxable as a dividend if we have sufficient current or accumulated earnings and profits, as described above under the caption “—Distributions.”

      A redemption will be treated as a sale or exchange if it (i) results in a “complete termination” of a U.S. Holder's interest in us, (ii) is “substantially disproportionate” with respect to a U.S. Holder, or (iii) is not “essentially equivalent to a dividend” with respect to a U.S. Holder, all within the meaning of Section 302(b) of the Code. In determining whether any of these tests has been met, shares of common or preferred stock deemed owned by a U.S. Holder by reason of certain constructive ownership rules, as well as shares actually owned by such U.S. Holder, must be taken into account. A redemption of shares of common and preferred stock held by a U.S. Holder generally will qualify for sale or exchange treatment if the U.S. Holder does not own (actually or constructively) any shares of any classes of our common or preferred stock following the redemption, or if the U.S. Hold er owns (actually or constructively) only an insubstantial percentage of our common or preferred stock, the redemption has the effect of decreasing such ownership percentage and the U.S. Holder does not participate in our control or management. However, the determination as to whether any of the tests of section 302(b) of the Code will be satisfied with respect to any particular U.S. Holder depends upon the facts and circumstances at the time of the redemption.

      If a redemption of shares of common or preferred stock is treated as a distribution, the entire amount received will be taxable as described under the caption “—Distributions” above. In such case, a U.S. Holder's adjusted tax basis in the redeemed shares of common or preferred stock generally will be transferred to any remaining shares of common or preferred stock held by such U.S. Holder immediately after the redemption. If a U.S. Holder does not own any of other shares of common or preferred stock immediately after the redemption, such tax basis may, under certain circumstances, be transferred to shares of common or preferred stock held by a person related to such U.S. Holder, or the tax basis may be entirely lost.

      Prospective investors should consult their own tax advisors for purposes of determining the tax consequences resulting from redemption of shares of common or preferred stock in their particular circumstances.

      Terms of Preferred Stock. The U.S. federal income tax consequences of the purchase, ownership or disposition of preferred stock will depend on a number of factors, including the specific terms of the preferred stock (such as any put or call option or redemption provisions, any conversion or exchange features and the price at which the preferred stock is sold). Prospective investors should carefully examine the relevant prospectus supplement and any applicable pricing supplement and should consult their own tax advisors, regarding the material U.S. federal income tax consequences, if any, of the ownership and disposition of preferred stock based upon their particular circumstances and the terms of the preferred stock.

U.S. Federal Income Taxation of Non-U.S. Holders

      Debt Securities

      Under present U.S. federal income tax law, and subject to the discussion below concerning backup withholding:

      (a) payments of principal, interest (including OID, if any) and premium on the debt securities by CIT or our paying agent to any Non-U.S. Holder will be exempt from the 30% U.S. federal withholding tax, provided that:

•	the Non-U.S. Holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of stock of CIT entitled to vote;

•	the Non-U.S. Holder is not a controlled foreign corporation related, directly or indirectly, to CIT through stock ownership or a bank receiving interest described in section 881(c)(3)(A) of the Code;

•	the interest is not effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States (or, if a tax treaty applies, is not attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States);

•	the interest is not considered contingent interest under section 871(h)(4)(A) of the Code and the Treasury regulations thereunder; and

•	the statement requirement set forth in section 871(h) or section 881(c) of the Code has been fulfilled with respect to the beneficial owner, as discussed below; and

      (b) a Non-U.S. Holder generally will not be subject to U.S. federal income tax on gain realized on the sale, retirement or other taxable disposition of the debt securities, unless:

•	the Non-U.S. Holder is an individual who is present in the U.S. for 183 days or more in the taxable year of the disposition and certain other conditions are met; or

•	the gain is effectively connected with the Non-U.S. Holder's conduct of a trade or business in the United States (and, if required by an applicable tax treaty, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States).

      The certification requirement referred to in subparagraph (a) above will be fulfilled if (i) the beneficial owner of the debt securities certifies on IRS Form W-8BEN or other successor form, under penalties of perjury, that such beneficial owner is not a U.S. person and provides its name and address, and (ii) the beneficial owner files IRS Form W-8BEN or other successor form with the withholding agent, or in the case of debt securities held on behalf of the beneficial owner by a securities clearing organization, bank, or other financial institution holding customers' securities in the ordinary course of its trade or business, such financial institution files with the withholding agent a statement that it has received the IRS Form W-8BEN or other successor form from the beneficial owner and furnishes the withholding agent with a copy. With respect to debt securities held by a foreign partnership, unless the fore ign partnership has entered into a withholding agreement with the IRS, the foreign partnership generally will be required to provide an IRS Form W-8IMY or other successor form and to associate with such form an appropriate certification or other appropriate documentation from each partner.

Prospective investors, including foreign partnerships and their partners, should consult their tax advisors regarding possible additional reporting requirements.

      If a Non-U.S. Holder of debt securities is engaged in the conduct of a trade or business in the United States, and if premium (if any) or interest (including OID) on the debt securities, or gain realized on its sale, retirement or other taxable disposition of the debt securities is effectively connected with the conduct of such trade or business (and, if required by an applicable tax treaty, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States), the Non-U.S. Holder, although exempt from the withholding tax discussed in the preceding paragraphs, will be subject to regular U.S. federal income tax on its effectively connected income, generally in the same manner as a U.S. Holder. See “U.S. Federal Income Taxation of U.S. Holders” above. In lieu of the certificates described in the preceding paragraph, such a Non-U.S. Holder will be required to provide to the withholding agent a proper ly executed IRS Form W-8ECI or other successor form to claim an exemption from withholding tax. In addition, a Non-U.S. Holder that is a foreign corporation may be subject to a 30% branch profits tax (unless reduced or eliminated by an applicable tax treaty) on its earnings and profits for the taxable year attributable to its effectively connected income, subject to certain adjustments.

      Common and Preferred Stock

      Distributions. Except as described below, dividends paid to a Non-U.S. Holder in respect of common or preferred stock generally will be subject to U.S. federal withholding tax at a 30% rate, or such lower rate as may be specified by an applicable tax treaty. In order to claim the benefits of an applicable tax treaty, a Non-U.S. Holder will be required to satisfy applicable certification (for example, Internal Revenue Service Form W-8BEN or other applicable form) and other requirements prior to the distribution date. Non-U.S. Holders eligible for a reduced rate of U.S. federal withholding tax under an applicable tax treaty may obtain a refund of any amounts withheld in excess of that rate by filing a refund claim with the IRS. Non-U.S. Holders should consult their own tax advisors regarding their entitlement to benefits under an applicable income tax treaty and the requirements for claiming any such be nefits.

      Dividends paid to a Non-U.S. Holder that are effectively connected with its conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States) generally are exempt from the 30% U.S. federal withholding tax. Instead, any such dividends generally will be subject to U.S. federal income tax in the same manner as if the Non-U.S. Holder were a U.S. Holder, as described above. See “U.S. Federal Income Taxation of U.S. Holders” above. Non-U.S. Holders will be required to comply with certification (for example, Internal Revenue Service Form W-8ECI or applicable successor form) and other requirements in order for effectively connected income to be exempt from the 30% U.S. federal withholding tax. A corporate Non-U.S. Holder also may be subject to an additional “branch profits tax&rdqu o; at a 30% rate (or such lower rate as may be specified by an applicable tax treaty) with respect to any effectively connected dividends, subject to certain adjustments.

      Sale or Other Taxable Disposition of Common or Preferred Stock. A Non-U.S. Holder generally will not be subject to U.S. federal income tax on gain recognized on a sale or other taxable disposition of common or preferred stock unless (i) the gain is effectively connected with such Non-U.S. Holder's conduct of a trade or business within the United States (and, if required by an applicable tax treaty, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States); (ii) the Non-U.S. Holder is an individual who is present in the United States for 183 or more days in the taxable year of the disposition and certain other conditions are satisfied; or (iii) we are or have been a United States real property holding corporation for U.S. federal income tax purposes at any time during the five year period (or shorter holding period for the common or preferred sto ck) ending on the date of the disposition. We have not been, are not and do not anticipate becoming a United States real property holding corporation for U.S. federal income tax purposes.

      Gain from the disposition of shares by a Non-U.S. Holder that is effectively connected with its conduct of a trade or business within the United States (and, if required by an applicable tax treaty, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States) generally will be subject to U.S. federal income tax in the same manner as if the Non-U.S. Holder were a U.S. Holder, as described above. See “U.S. Federal Income Taxation of U.S. Holders” above. A corporate Non-U.S. Holder also may be subject to an additional “branch profits tax” at a 30% rate (or such lower rate as may be specified by an applicable tax treaty) with respect to any effectively connected gain from the disposition of shares, subject to certain adjustments. As discussed above under “—U.S. Holders—Redemption of Common or Preferred Stock,” the proceeds received from a redemption of shares of common or preferred stock may be treated as a distribution in certain circumstances, in which case, the discussion above under “—Distributions” would be applicable.

      Terms of Preferred Stock. The U.S. federal income tax consequences of the purchase, ownership or disposition of preferred stock will depend on a number of factors, including the specific terms of the preferred stock (such as any put or call option or redemption provisions, any conversion or exchange features and the price at which the preferred stock is sold). Prospective investors should carefully examine the relevant prospectus supplement and any applicable pricing supplement, and should consult their own tax advisors, regarding the material U.S. federal income tax consequences, if any, of the ownership and disposition of preferred stock based upon their particular circumstances and the terms of the preferred stock.

Backup Withholding and Information Reporting

      U.S. Holders. In general, a U.S. Holder (other than corporations and other exempt holders) will be subject to information reporting requirements with respect to (i) payments of principal, premium, and interest (including OID) paid in respect of, and the proceeds from a sale, redemption or other disposition before maturity of, the debt securities, and (ii) dividends and other taxable distributions paid in respect of, and the proceeds from a sale, redemption or other disposition of, the common or preferred stock. In addition, such a U.S. Holder may be subject to backup withholding (currently at a 28% rate) on such payments if the U.S. Holder (i) fails to provide an accurate taxpayer identification number to the payor; (ii) has been notified by the IRS of a failure to report all interest or dividends required to be shown on its U.S. federal income tax returns; or (iii) in certain circ umstances, fails to comply with applicable certification requirements.

      Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. Holder's U.S. federal income tax liability provided the required information is furnished to the IRS on a timely basis. U.S. Holders should consult their tax advisors regarding the application of information reporting and backup withholding rules in their particular situations, the availability of an exemption therefrom, and the procedure for obtaining such an exemption, if applicable.

      Non-U.S. Holders. In general, CIT or our paying agent must report to the IRS and to a Non-U.S. Holder the amount of interest (including OID) on the debt securities, and dividends on the common or preferred stock, paid to the Non-U.S. Holder and the amount of U.S. federal withholding tax, if any, deducted from those payments. Copies of the information returns reporting such interest and dividend payments and any associated U.S. federal withholding tax also may be made available to the tax authorities in the country in which the Non-U.S. Holder resides under the provisions of an applicable tax treaty. A Non-U.S. Holder generally will not be subject to backup withholding with respect to payments that we make on the debt securities or shares of common or preferred stock provided that CIT or our paying agent does not have actual knowledge or reason to know that the Non-U.S. Holder is a U.S. person (as defined u nder the Code), and CIT or our paying agent has received from the Non-U.S. Holder an appropriate certification of non-U.S. status (i.e., IRS Form W-8BEN or other applicable IRS Form W-8). Information reporting and, depending on the circumstances, backup withholding will apply to the payment of the proceeds of a sale of debt securities or shares of common or preferred stock, as the case may be, that is effected within the United States or effected outside the United States through certain U.S.-related financial intermediaries, unless the Non-U.S. Holder certifies under penalty of perjury as to its non-U.S. status, and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person, or the Non-U.S. Holder otherwise establishes an exemption.

      Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a Non-U.S. Holder's U.S. federal income tax liability provided the required information is furnished to the Internal Revenue Service on a timely basis. Non-U.S. Holders of debt securities should consult their tax advisers regarding the application of information reporting and backup withholding in their particular situations, the availability of an exemption therefrom, and the procedure for obtaining an exemption, if applicable.

PLAN OF DISTRIBUTION

      We may sell the securities covered by this prospectus in any of the following three ways (or in any combination):

•	through underwriters, dealers or remarketing firms;

•	directly to one or more purchasers, including to a limited number of institutional purchasers; or

•	through agents.

      Any such dealer or agent, in addition to any underwriter, may be deemed to be an underwriter within the meaning of the Securities Act of 1933, as amended (the “Securities Act”). Any discounts or commissions received by an underwriter, dealer, remarketing firm or agent on the sale or resale of securities may be considered by the SEC to be underwriting discounts and commissions under the Securities Act.

      In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such a transaction, the third parties may, pursuant to this prospectus and the applicable prospectus supplement, sell securities covered by this prospectus and the applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and the applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

      The terms of the offering of the securities with respect to which this prospectus is being delivered will be set forth in the applicable prospectus supplement or pricing supplement and will include, among other things:

•	the type of and terms of the securities offered;

•	the price of the securities;

•	the proceeds to us from the sale of the securities;

•	the names of the securities exchanges, if any, on which the securities are listed;

•	the name of any underwriters, dealers, remarketing firms or agents and the amount of securities underwritten or purchased by each of them;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any underwriting discounts, agency fees or other compensation to underwriters or agents; and

•	any discounts or concessions which may be allowed or reallowed or paid to dealers.

      If underwriters are used in the sale of securities, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters acting alone. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities described in the applicable prospectus supplement will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all such securities if any are purchased by them. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

      If dealers acting as principals are used in the sale of any securities, such securities will be acquired by the dealers, as principals, and may be resold from time to time in one or more transactions at varying prices to be determined by the dealer at the time of resale. The name of any dealer and the terms of the transaction will be set forth in the applicable prospectus supplement or pricing supplement with respect to the securities being offered.

      Securities may also be offered and sold, if so indicated in the applicable prospectus supplement or pricing supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms, which we refer to herein as the “remarketing firms,” acting as principals for their own accounts or as our agents, as applicable. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement or pricing supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act in connection with the securities remarketed thereby.

      The securities may be sold directly by us or through agents designated by us from time to time. In the case of securities sold directly by us, no underwriters or agents would be involved. Any agents involved in the offer or sale of the securities in respect of which this prospectus is being delivered, and any commissions payable by us to such agents, will be set forth in the applicable prospectus supplement or pricing supplement. Unless otherwise indicated in the applicable prospectus supplement or pricing supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

      We may authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase the securities to which this prospectus and the applicable prospectus supplement relates from us at the public offering price set forth in the applicable prospectus supplement or pricing supplement, plus, if applicable, accrued interest, pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the applicable prospectus supplement or pricing supplement, and the applicable prospectus supplement or pricing supplement will set forth the commission payable for solicitation of such contracts.

      Agents, dealers, underwriters and remarketing firms may be entitled, under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution to payments they may be required to make in respect thereof. Agents, dealers, underwriters and remarketing firms may be customers of, engage in transactions with, or perform services for us or our subsidiaries in the ordinary course of business.

      Unless otherwise indicated in the applicable prospectus supplement or pricing supplement, all securities offered by this prospectus, other than our common stock that is listed on the New York Stock Exchange, will be new issues with no established trading market. We may elect to list any of the securities on one or more exchanges, but, unless otherwise specified in the applicable prospectus supplement or pricing supplement, we shall not be obligated to do so. In addition, underwriters will not be obligated to make a market in any securities. No assurance can be given regarding the activity of trading in, or liquidity of, any securities.

      Any underwriter may engage in over-allotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

LEGAL MATTERS

      Unless otherwise indicated in a supplement to this prospectus, the validity of the securities will be passed upon for us by Shearman & Sterling LLP, New York, New York.

EXPERTS

      The consolidated balance sheets of CIT Group Inc. and its subsidiaries as of December 31, 2004 and December 31, 2003 and the related consolidated statements of income, stockholders' equity and cash flows for the years ended December 31, 2004, December 31, 2003, the three months ended December 31, 2002 and the year ended September 30, 2002, and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting (Restated)) as of December 31, 2004, incorporated in the accompanying prospectus by reference to CIT Group Inc.'s Current Report on Form 8-K/A dated December 14, 2005, have been so incorporated by reference in reliance on the report (which contains an adverse opinion on the effectiveness of internal control over financial reporting) of PricewaterhouseCoopers LLP, independ ent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

$250,000,000

CIT Group Inc.

6.10% Junior Subordinated Notes due March 15, 2067

March 13, 2007

JPMorgan
Lehman Brothers
UBS Investment Bank

Bear, Stearns & Co. Inc.
Blaylock & Company, Inc.